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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12
                                    MBIA INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)
                                 NOT APPLICABLE
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
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[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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     (2) Form, Schedule or Registration Statement No.:
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     (4) Date Filed:
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Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

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MBIA Inc.
                                                                Joseph W. Brown
113 King Street
                                                                  Chairman
Armonk, NY 10504
914 273-4545

[LOGO] MBIA

                                                                  April 3, 2002

Dear Owners:

   I am pleased to invite you to the annual meeting of MBIA shareholders on Thursday, May 9, 2002. The meeting will be held at our offices located at 113 King Street, Armonk, New York, at 10:00 a.m.

   Our formal agenda for this year's meeting is to vote on the election of directors, to approve the Company's Annual and Long-Term Incentive Plan, to approve the Restricted Stock Plan for Non-Employee Directors, to approve the Amended and Restated Deferred Compensation Plan for Non-Employee Directors and to ratify the selection of independent auditors for 2002. After the formal agenda is completed, Gary Dunton and I will report to you on the highlights of 2001 and discuss the outlook for our business in 2002. We will also answer any questions you may have.

   Whether or not you plan to attend the meeting, your vote on these matters is important to us. Please complete, sign and return the enclosed proxy card in the envelope provided. Alternatively, you can vote your proxy by telephone or through the Internet by following the instructions on the enclosed proxy card.

   We appreciate your continued support on these matters and look forward to seeing you at the meeting.

                                          Very truly yours,
                                          /s/ Joseph W. Brown
                                          Joseph W. Brown
                                          Chairman

                                   MBIA INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholders:

   We will hold the annual meeting of MBIA Inc. shareholders at the Company's offices located at 113 King Street, Armonk, New York, on Thursday, May 9, 2002 at 10:00 a.m., New York time in order:

       1: To elect nine directors for a term of one year, expiring at the 2003
          Annual Meeting;

       2: To approve the Company's Annual and Long-Term Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code;

       3: To approve the Amended and Restated Deferred Compensation and Stock
          Ownership Plan for Non-Employee Directors;

       4: To approve the Restricted Stock Plan for Non-Employee Directors;

       5: To ratify the selection of PricewaterhouseCoopers LLP, certified public accountants, as independent auditors for the Company for the year 2002;

       6: To transact any other business as may properly come before the meeting.

   These items are more fully described in the following pages. You may vote your shares either in person at the meeting or by mailing in the completed proxy card, provided you were a shareholder of record at the close of business on March 21, 2002. You may also vote your shares if you were a shareholder of record at the close of business on March 21, 2002 by telephone or through the Internet by following the instructions on the enclosed proxy card.

   Shareholders are reminded that shares cannot be voted unless the signed proxy card is returned, or other arrangements have been made to have the shares represented at the meeting, or unless they vote their shares by telephone or Internet as described on the Proxy Card.

                                          Sincerely,

                                          /s/ Richard L. Weill

                                          Richard L. Weill
                                          Secretary

113 King Street
Armonk, New York 10504
April 3, 2002

                                   MBIA INC.

                                PROXY STATEMENT

   Purpose of the Proxy. This proxy statement and the enclosed proxy card are being mailed to you on or about April 3, 2002 because MBIA's Board of Directors is soliciting your vote at the 2002 annual meeting of shareholders. MBIA's Annual Report for the year 2001 is included in this package as well, and together this material should give you enough information to allow you to make an informed vote.

   How it Works. If you owned MBIA stock at the close of business on March 21, 2002, you are entitled to vote. On that date, there were 148,166,601 shares of MBIA common stock outstanding, which is our only class of voting stock. You have one vote for each share of MBIA common stock you own.

   Please fill in your proxy card and send it to us before the date of our annual meeting or vote by telephone or over the Internet. If you do not specify how your proxy is to be voted, it will be voted as recommended by the Board of Directors. You can revoke your proxy at any time before the annual meeting if, for example, you would like to vote in person at the meeting.

   If you abstain from voting, or if your shares are held in the name of your broker and your broker does not vote on any of the proposals, your proxy will be counted simply to calculate the number of shares represented at the meeting. It will not be counted as a vote on any proposal.

   Directors are elected by a plurality of the votes cast. To ratify the independent auditors, a majority of shares voting is required.

Proposal 1:

                             ELECTION OF DIRECTORS

   All of MBIA's directors are elected at each annual shareholders' meeting for a one-year term. Shareholders will elect nine directors at the 2002 meeting to serve a term expiring at the 2003 annual meeting.

   Following is information about each nominee, including biographical data for at least the last five years. Should one or more of these nominees become unavailable to accept nomination or election as Director (an event not now anticipated), all proxies received will be voted for such other persons as the Board may recommend, unless the Board reduces the number of directors.

Joseph W. Brown.............  Mr. Brown joined the Company as Chief Executive
                              Officer in January 1999 and became Chairman of the Company in May 1999. Prior to that he was Chairman of the Board of Talegen Holdings, Inc. from 1992 through 1998. Prior to joining Talegen, Mr. Brown had been with Fireman's Fund Insurance Companies as President and Chief Executive Officer. Mr. Brown has served as a director of the Company since 1990 and previously served as a director from December of 1986 through May of 1989. Mr. Brown also serves as a director of Oxford Health Plans, Inc. and Safeco Corporation. Age 53.

David C. Clapp..............  Mr. Clapp retired as a General Partner of
                              Goldman, Sachs & Co. in 1994. From 1990 until late 1994, he was Partner-in-charge of the Municipal Bond Department at Goldman, Sachs & Co. (investment bank). Mr. Clapp is a member of the Boards of the Hazelden Foundation, Kent School, Scenic Hudson Inc. and Bard College. He is past Chairman of the Municipal Securities Rulemaking Board, Chairman Emeritus of the Board of Trustees of the Museum of the

                              City of New York and Chair of the New York
                              Arthritis Foundation. Mr. Clapp has served as director of the Company since 1994. Age 64.

Gary C. Dunton..............  Mr. Dunton, who joined MBIA in early 1998, is
                              President and Chief Operating Officer of the
                              Company. Prior to joining MBIA, he was President of the Family and Business Insurance Group, USF&G Insurance, with which he had been associated since 1992. Prior to joining USF&G, he was responsible for Aetna Life & Casualty Standard Commercial Lines business. Mr. Dunton was on the Company's board from 1996 until early 1998. Mr. Dunton currently serves as a director of OfficeTiger.com, an on-line support services company. Age 47.

Claire L. Gaudiani..........  Dr. Gaudiani is a Visiting Scholar at the Yale
                              Law School. From 1988 until June 2001, Dr.
                              Gaudiani was President of Connecticut College. Dr. Gaudiani has also been President and CEO of the New London Development Corporation since 1997 and continues in that capacity. She also serves as a director of The Henry Luce Foundation Inc. She has been a director of the Company since being elected at the 1992 Annual Meeting. Age 57.

William H. Gray, III........  Mr. Gray is President and Chief Executive Officer
                              of the United Negro College Fund, Inc. Mr. Gray has served as Special Advisor to the President on Haiti, Majority Whip and Budget Chairman for the U.S. House of Representatives, a faculty member at several colleges, and has been pastor of the 5,000-member Bright Hope Baptist Church in Philadelphia for 25 years. He serves as a director of J.P. Morgan Chase & Co., Pfizer, Dell Computers Corporation, Prudential Financial, Viacom, Rockwell International Corporation, Electronic Data Systems Incorporated and EZGov.com. Mr. Gray has been a director of the Company since 1992. Age 60.

Freda S. Johnson............  Ms. Johnson is President of Government Finance
                              Associates, Inc. (municipal finance advisory company), a firm which she has been associated with since late 1990. She served as Executive Vice President and Executive Director of the Public Finance Department of Moody's Investors Service, Inc. from 1979 to 1990. Ms. Johnson is a past member of the National Association of State Auditors, Comptrollers and Treasurers' National Advisory Board on State and Local Government Secondary Market Disclosure and a past member of the corporate advisory board of Queens College. She is also a past director of the National Association of Independent Public Finance Advisors and was a member of the Municipal Securities Rulemaking Board's MSIL Committee on Dissemination of Disclosure Information. Ms. Johnson has served on the Company's Board of Directors since 1990. Age 55.

Daniel P. Kearney...........  Mr. Kearney, currently a financial consultant, retired as Executive Vice President of Aetna Inc. (insurance company) in February 1998. Prior to joining Aetna in 1991, he served as President and Chief Executive Officer of the Resolution Trust Corporation Oversight Board from 1989 to 1991. From 1988 to 1989, Mr. Kearney was a principal at Aldrich, Eastman & Waltch, Inc., a pension fund advisor. Mr. Kearney was a managing director at Salomon Brothers Inc. (investment bank) in charge of the mortgage finance and real estate finance departments from 1977 to 1988. He serves as a director of Fiserv, Inc., MGIC Investors Corporation and Great Lakes REIT. Mr. Kearney has served on the Company's Board of Directors since being elected at the 1992 Annual Meeting. Age 62.

James A. Lebenthal..........  Mr. Lebenthal is Chairman Emeritus of Lebenthal &
                              Co., Inc., a broker-dealer of municipal bonds. He also acts as consultant to The Advest Group Inc., which acquired Lebenthal & Co. in 2001. He served as Chairman from 1978 through 2001 and as President from 1986 to 1988 and April to June of 1995. He serves on the Board of Directors of the Museum of the City of New York. Mr. Lebenthal has been a director of the Company since August of 1988. Age 73.

John A. Rolls...............  Mr. Rolls has been President and Chief Executive
                              Officer of Thermion Systems International since 1996. From 1992 until 1996, he was President and Chief Executive Officer of Deutsche Bank North America. Prior to joining Deutsche Bank in 1992, he served as Executive Vice President and Chief Financial Officer of United Technologies from 1986 to 1992. He is a director of Bowater, Inc., Fuel Cell Energy, Inc. and VivaScan Corporation. Mr. Rolls joined the Company's Board in 1995. Age 60.

   The Board has set a policy that no person aged 70 years or older can be nominated a director. The Board has waived this policy with respect to Mr. Lebenthal, however, and granted him a final one year extension.

   The Board is currently engaged in a search for two to three new Directors. If suitable candidates are found before the next annual shareholders meeting, the Board plans to elect them to the Board in accordance with its power under the Company's by-laws to fill interim vacancies on the Board.

   After serving the Company and its predecessor in various capacities for almost 30 years, including as Chairman and Chief Executive Officer from 1992 until 1999 and as a director since 1988, David H. Elliott is not standing for re-election as a Director. The Chairman and the entire Board of Directors wish to express their profound gratitude to Mr. Elliott for his many years of dedicated leadership and his significant contribution to the Company's success.

     The Board of Directors recommends unanimously that you vote FOR this proposal to re-elect these nine directors.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

   The Board of Directors supervises the overall affairs of the Company. To assist it in carrying out these responsibilities, the Board has delegated authority to six Committees, described below. The Board of Directors met five times during 2001. Except for one Board meeting and one Committee meeting that one director did not attend during 2001, all directors standing for re-election attended all of the Board meetings and meetings of Committees on which they served.

Board Committees

   The Executive Committee, which at year-end consisted of Messrs. Brown (chairperson), Kearney and Rolls, did not meet in 2001. The Executive Committee is authorized to exercise powers of the Board during intervals between Board meetings, subject to limitations set forth in the by-laws of the Company.

   The Finance Committee, which at year-end consisted of Messrs. Clapp, Dunton, Elliott and Rolls (chairperson), met twice during 2001. This Committee approves and monitors the Company's investment policies, activities and portfolio holdings, and reviews investment performance and asset allocation.

   The Risk Oversight Committee, which at year-end consisted of Messrs. Clapp, Dunton, Elliott and Kearney (chairperson) met two times during 2001. This Committee monitors the underwriting process to ensure compliance with guidelines, and reviews proposed changes to underwriting policy and guidelines. It also reviews proposals to develop new product lines which are outside the scope of existing businesses.

   The Compensation and Organization Committee, which at year-end consisted of Mr. Clapp (chairperson), Ms. Gaudiani, Messrs. Kearney and Rolls, met twice during 2001. This Committee reviews and approves overall policy with respect to compensation matters. Every year, the Committee reviews the performance of the Chairman and makes recommendations to the Board on the Chairman's compensation. The Committee approves senior officer compensation and reviews significant organizational changes and executive succession planning.

   The Audit Committee, which at year-end consisted of Mr. Gray, Ms. Johnson (chairperson), Messrs. Lebenthal and Rolls, met five times during 2001. It reviews the Company's annual and quarterly financial statements, reviews the reports of the Company's independent auditor and the performance of those auditors. The Committee also reviews the qualification of the Company's Internal Audit Department.

   The Committee on Directors, which at year-end consisted of Ms. Gaudiani, Mr. Gray (chairperson) and Ms. Johnson, met once during 2001. This Committee makes recommendations to the Board on Director nominees and on the size and composition of the Board. It also recommends guidelines and criteria for the selection of nominees. In 2001 the Committee on Directors and the Board of Directors adopted the "MBIA Inc. Corporate Governance Practices". The Corporate Governance Practices establish corporate governance guidelines and principles with respect to the role of the board of directors, meetings of the board of directors, board structure and commitees of the board. The MBIA Inc. Corporate Governance Practices are available on the MBIA web site.

Director's Compensation

   Outside Directors. The Company paid Directors who are not executive officers a fee of $30,000 for their services in 2001, plus an additional $2,000 for attendance at each Board and Committee meeting. The Company also paid Committee chairs an additional $1,000 per meeting for each meeting they chair. The Company has a Deferred Compensation and Stock Ownership Plan for non-employee directors, in which directors can defer all or a portion of their fees, and receive payment either in cash or in shares of common stock. As of year-end, seven of the eight non-employee directors elected to participate in this plan. In addition to the annual cash fee, the Company also granted non-employee directors an award of restricted stock with a value of $50,000 under the Restricted Stock Plan for Directors described below.

   In January 2002, in order to maintain the competitiveness of compensation payable to outside directors and to be able to attract and retain qualified outside directors, the Board of Directors approved certain changes in the compensation paid to outside directors. Under the new plan, the annual and per meeting fees will remain the same, but directors will receive an annual grant of restricted stock with a value of $50,000 at the time of grant, in lieu of the award of stock units of $30,000 that had been granted for 2000. The award of restricted stock under the new plan was made effective with respect to 2001 and subsequent years. In addition, new directors will receive a one time grant of restricted stock with a value of $75,000 at the time of grant. The terms of the restricted stock granted to directors are described in more detail below under Proposal 4.

   In January 2002, the Board of Directors approved (i) the Amended and Restated Deferred Compensation and Stock Ownership Plan for Non-Employee Directors and (ii) the Restricted Stock Plan for Non-Employee Directors, which are described in more detail under Proposal 3 and Proposal 4 below, respectively.

   Executive Officer Directors. Mr. Brown and Mr. Dunton, who are also executive officers of the Company, do not receive compensation for their services as directors.

REPORT OF THE COMPENSATION AND ORGANIZATION COMMITTEE ON EXECUTIVE COMPENSATION

               To:   The MBIA Inc. Board of Directors
               From: The Compensation and Organization Committee:
                             Mr. David C. Clapp, Chairperson
                             Ms. Claire L. Gaudiani
                             Mr. Daniel P. Kearney
                             Mr. John A. Rolls

   MBIA's Compensation and Organization Committee (the "Committee") is made up of four members of the Board of Directors who are not current or former employees of the Company, and are not eligible to participate in any of the programs that it administers.

   This report on Executive Compensation by the Committee contains the following topics:

    1. Role of the Compensation and Organization Committee
    2. Guiding Principles of Compensation
    3. 2001 Performance Factors
    4. Elements of the Compensation Program
    5. Compensation of the Chief Executive Officer
    6. Stock Ownership Guidelines
    7. Loans and Stock Activity
    8. Tax Deductibility of Executive Compensation

1.  Role of the Compensation and Organization Committee

   We set the overall compensation principles of the Company and evaluate the Company's entire compensation program at least once a year. As part of our specific responsibilities (i) we review and approve the recommendations of the Chief Executive Officer (the "CEO") for the aggregate level of compensation to be paid to all employees of the Company, (ii) we review the recommendations of the CEO for the individual compensation levels for members of the senior leadership team, which includes the Company's Executive Policy Committee and certain other officers ("Senior Officers") and (iii) we establish and recommend to the Board the compensation level of the CEO. The Board approves the CEO's and Senior Officers' compensation levels.

2.  Guiding Principles of Compensation

   The fundamental goal of MBIA's compensation program is to attract, motivate and retain a highly skilled team of executives and employees who will deliver superior performance that builds shareholder value. The Company's compensation program is significantly linked to shareholder interests as our emphasis is on pay for performance, with individual, operational and corporate performance rewarded on a short-term and long-term basis. Specifically, the principles that guide our compensation program include:

  . Pay for Performance: an employee's compensation should reflect his or her individual performance and achievement of agreed upon short-term and long-term individual goals, the performance of the employee's unit and the achievement by the unit of its goals, and the performance of the Company as a whole and the achievement by the Company of its goals.

  . Pay Competitively: compensation should be competitive with organizations with comparable business profiles and similar financial performance.

  . Increase Variable Compensation and Long-Term Incentives: an employee's variable pay and long-term incentives increases as a percentage of overall compensation as the employees overall compensation and responsibility increases.


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  .  Align Employee and Shareholder Interests: as employees and executives assume greater seniority and responsibility, their compensation should include more long-term incentives that encourage superior performance that builds long-term value for the Company and its shareholders, thereby aligning their interests with the interest of both the Company and its shareholders.

3.  2001 Performance Factors

   The Committee reviewed the long-term financial and operational objectives of the Company and the specific objectives set in the Company's 2001 Business Plan at the beginning of 2001. The Committee noted the strong overall results of the Company and concluded that overall the Company met or exceeded almost all of the goals established in the 2001 Business Plan, including operating earnings per share, operating return on equity and growth in adjusted book value. The Committee also reviewed the results for each of the Company's businesses. The Company's insurance operations met or exceeded all of the financial and operational goals for 2001, including, but not limited to, total adjusted direct premiums written, returns on business written, credit quality of business written and statutory expense ratio. These goals were met while maintaining overall pricing discipline. The Company's asset management businesses had increases in assets under management and operating income as compared to 2000, although not fully meeting the objectives of the 2001 Plan. The municipal services business incurred a small operating loss for 2001, as compared to a small operating income set as an objective in the 2001 Plan.

4.  Elements of the Compensation Program

  The three components of MBIA's compensation program are:

  .  Annual Fixed Compensation (Salary)

  .  Annual Variable Compensation (Bonus)

  . Long-term Incentives (Stock Options, Restricted Stock Awards and Adjusted Book Value Awards)

..  Fixed Compensation (Salary)

   We base our recommendations on salaries and salary increases for the CEO and the Senior Officers on the job content of each position, competitive salaries for comparable positions, the executive's experience and the actual performance of each executive. The Company also grants cost of living salary increases from time to time as it deems necessary to remain competitive. For 2002, Mr. Brown, the CEO, recommended, and the Committee and Board agreed, that salaries of only three of the eleven Senior Officers should be increased, to reflect individual responsibility and to maintain market competitiveness.

..  Variable Compensation (Bonus)

   The annual bonus component of incentive compensation is designed to align our Senior Officers' compensation with the short-term (annual) performance of the Company. Actual bonus grants can range from 0% to 200% of salary, depending on a Senior Officer's position and performance. The CEO can receive up to 200% of his salary as a performance-based bonus.

   A Senior Officer's annual bonus is based on the Company's performance in certain areas, including return on equity, change in earnings per share, change in adjusted book value per share, relative performance to peer group companies, expense management, success in achieving the business plan and strategic goals set for each division, employee development, and the individual Senior Officer's personal contribution to the achievement of the Company's goals and of the individual's specific goals. The weight and effect of any of these factors on the compensation of each Senior Officer varies depending on the individual officer's job responsibility.

   Based on strong Company results in 2001 as described under "2001 Performance Factors" above, Mr. Brown recommended, and the Committee and Board agreed, that the aggregate bonus pool for Senior Officers be set at approximately 90% (compared to 82.5% for 2000) of the maximum bonus payable based on the bonus range established at the beginning of the year. The individual bonuses paid to each of the Senior Officers were recommended by Mr. Brown and approved by the Committee and the Board.

   Form of Bonus Payment. Bonuses for Senior Officers are paid in a combination of cash and restricted stock. The percentage of the bonus payable in the form of restricted stock ranges from 40% to 100%. The actual percentage mix is based on the Senior Officer's title and job position. The CEO and the President receive 100% of their bonus in restricted stock.

   The actual number of shares of restricted stock granted to a Senior Officer is determined by dividing the portion of the annual bonus to be paid in the form of restricted stock by 75% of the closing price of the Company's stock on the date of grant. The restricted stock vests in full four years after the grant, and is subject to accelerated vesting under certain conditions, including termination of employment without cause, death or disability or a change of control of the Company.

   Sizing the Bonus Pools. Mr. Brown recommended to the Committee the aggregate size of the Company's bonus pools for each of the insurance units, the investment management units and the municipal services unit, excluding from these pools the bonuses paid to the CEO and the Senior Officers.

   The size of the pool for each of these units is based both on the Company's overall performance and on each unit's performance. Mr. Brown and the Committee considered the following factors in establishing the bonus pool for each unit: return on equity, absolute return as measured by IRR on new business, growth in reported earnings, growth in adjusted book value per share, the relative performance of peer group companies and the unit's achievement of its annual goals.

   In 2001, the Committee approved an aggregate bonus pool for the Company's insurance business funded at 90% (compared to 85% in 2000) of the maximum bonus payable to each employee based on the ranges established at the beginning of the year. The bonus pools for other business units were increased or decreased based on the performance of these units during the year. The aggregate amount of bonuses paid to all employees for 2001 was approximately $41.2 million compared to approximately $40.5 million for 2000.

..  Long-Term Incentives

   The Company's Long-Term Incentive Plan (the "Plan") provides participants with an incentive linked to both multiple-year financial performance and shareholder value. The Plan authorizes both the annual granting of stock options as well as the payment of compensation in the form of cash or stock that is paid at the end of a multi-year cycle based on the Company attaining certain performance goals. Individual long-term incentive awards are based on a percentage target of total annual cash (salary plus bonus) compensation as well as an individual's level of responsibility. Awards under the Plan are typically granted to employees who have a title of Vice-President or higher, up to and including CEO.

   Long-term incentive awards are divided between a grant of stock options and a deferred target payment of cash or Company stock that is tied to the achievement of a specified level of growth in modified book value per share ("MBV") of the Company's stock. In order to more closely align the pay-out of the long-term incentive award with the Company's long-term objective of increasing ROE, the Committee adopted MBV as a new performance measure to replace the previously used measure of adjusted book value (ABV). In addition, the Committee believes that MBV will be easier for employees to understand and follow thereby better linking employees' efforts to the Company's results. MBV is computed by taking the Company's GAAP book value and adjusting it to eliminate unrealized gains and losses on investments and derivatives; unearned compensation pertaining to restricted stock awards; dividends declared during the award period; and interest on dividends paid during the award period. In general, long-term incentive awards are split 50/50 between stock options and MBV awards.

   At the recommendation of Mr. Brown, the Committee decided to apply the new MBV measure retroactively starting with the long-term incentive awards that were made to employees in December 2000 and to Senior Officers in January 2001. The Committee decided not to apply the new MBV measure to the long-term incentive awards made in 1999, which will continue to be based on the achievement of ABV targets.

   Stock Options. Stock options give employees the right to purchase shares of the Company's common stock at the closing price on the date of the grant. Except for the options granted to the CEO and the President, each option vests over four or five years, and is subject to accelerated vesting upon a change of control of the Company. All options expire ten years from the date of the grant. On February 7, 2002, a total of 1,161,500 options were awarded to employees with respect to 2001, excluding the options granted to Mr. Brown (which are described below).

   MBV Awards. An MBV award has a target pay out amount and is payable in cash or shares of Company stock three years after the grant date. In order to receive the 2001 MBV target award, MBV must grow at a compound annual rate of 13.5%. The actual amount of MBV pay out ranges between 75% and 200% of the target award, depending on the compound annual growth in MBV. Under the 2001 award, MBV must grow at least 8% in order to receive any award and 18% in order to receive the maximum award of 200% of target MBV award.

   The Committee also reviewed the performance criteria for the payment of the adjusted book value award made in December 1998, which is being paid in the first quarter of 2002, and covers the period from 1999 through 2001. Based on such criteria, the Committee approved an award of 85% of the target pay out.

5.  Compensation of the Chief Executive Officer

..  Performance Requirements

   The CEO's salary and bonus are based on a number of factors related to the Company's and the CEO's performance including return on equity; change in earnings per share; change in adjusted book value per share; internal returns on insurance business written during the year; relative performance to peer group companies; the achievement of the Company's business plan goals and the CEO's achievement of his specific goals. In determining Mr. Brown's compensation, the Committee gave 70% weight to the achievement of the Company's financial goals and 30% weight to the achievement of other elements of the Company's business plan and of his own personal goals.

..  Salary, Bonus and Long-Term Incentive Award

   Salary. Mr. Brown's salary is fixed at $750,000 for five years until January 1, 2004.

   Bonus. The Committee noted the successful financial results for 2001 and the positive performance of the Company during the year, all as described under "2001 Performance Factors" above, and Mr. Brown's significant role in the achievement of the results. At the specific request of Mr. Brown, however, the Committee acceded to Mr. Brown's wishes that his bonus and long-term incentive awards not be increased over the previous year's level of 66% of the maximum target amounts. The Committee recommended and the Board approved for Mr. Brown a bonus of 26,001 shares of restricted stock. As set forth in his employment agreement, Mr. Brown's annual bonus is paid entirely in restricted common stock of the Company.

   Under the restrictions applicable to the shares, Mr. Brown cannot sell or pledge the stock until the first day after a consecutive ten-day period that ends on or before February 6, 2007 and during which the stock has traded at $70 or above on each day of the ten day period. If this price target has not been met on or before February 7, 2007, all of the stock is forfeited.

   Long-Term Incentive Award. The Committee also recommended a long-term incentive award for Mr. Brown comprised of an option grant of 375,000 shares and an MBV award with a target pay out of $1,552,871, such long-term incentive award being identical to the previous year.

   The exercise price for Mr. Brown's options is $52.81, the closing price of the Company's stock on February 7, 2002, the date of the grant. Mr. Brown's options will vest immediately (but not before February 7, 2005) on the first day after a period of ten consecutive trading days during which the Company's common stock has traded at least at $70 on each day. In addition, the options will vest in full on February 7, 2011, subject to Mr. Brown's continued employment with the Company through such dates, even if the trading requirement set forth above has not been met.

   The pay out of Mr. Brown's MBV award is contingent both on the Company's stock trading at $70 or above for ten consecutive trading days at some point between February 7, 2002 and December 31, 2006, and on actual growth in MBV as described above. If the Company's stock does not trade at $70 or above for ten consecutive trading days at any point during this period, Mr. Brown will not receive this award regardless of whether the MBV pay out target is met.

   The restrictions on the restricted stock are terminated and the vesting of the stock options and the pay out of the MBV award are accelerated immediately upon the occurrence of certain events including the termination of Mr. Brown's employment without cause, Mr. Brown's death or disability or a change of control of the Company.

   The Committee also reviewed and approved the payment of a 1998 adjusted book value award to Mr. Brown of $1,685,000.

6.  Stock Ownership Guidelines

   The Board has adopted stock ownership guidelines to help increase senior management stock ownership and more closely align senior management's interests with those of shareholders.

   Under these guidelines, the CEO is encouraged to own Company stock with a value equal to approximately five times his annual salary, and the other Senior Officers are encouraged to own Company stock with a value of approximately three or four times their annual salary, depending on their job and title. This includes stock owned in retirement plans and also the value of restricted stock. The CEO and the other Senior Officers either currently own or are expected within five years of becoming Senior Officers to own sufficient stock to comply with the stock ownership guidelines.

7.  Loans and Stock Activity

   The Company does not have any program in place to provide loans to Senior Officers of the Company. No senior officer has an outstanding loan with the Company.

   To the knowledge of the Company, all stock or stock option activity by Senior Officers and Directors required to be disclosed has been reported to the SEC in the month following such activity. All exercise and sale of stock options by senior officers during 2001 related to 10-year options with less than three years to expiration.

8.  Tax Deductibility of Executive Compensation

   Based on currently prevailing authority, including proposed Treasury regulations issued in December 1995, and in consultation with outside tax and legal experts, the Committee has determined that it is unlikely that the Company would pay any amounts of executive compensation in 2001 or 2002 that would result in the loss of a federal income tax deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Date: March 21, 2002

   This report of the Compensation and Organization Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                   MBIA INC.

                         I. SUMMARY COMPENSATION TABLE

                                                                                        Long-Term Compensation
                                                                                     -----------------------------
                                                            Annual Compensation             Awards         Payouts
                                                        ---------------------------- --------------------- -------
                                                                           Other     Restricted Securities
                                                                           Annual      Stock    Underlying  LTIP    All Other
                                                        Salary  Bonus   Compensation   Awards    Options   Payouts Compensation
Name & Principal Position                          Year  ($)    ($)(a)      ($)        ($)(b)     (#)(c)   ($)(d)     ($)(e)
-------------------------                          ---- ------- ------- ------------ ---------- ---------- ------- ------------
Joseph W. Brown................................... 2001 750,000       0      0       1,373,111    375,000        0   395,486
 Chairman and Chief Executive Officer              2000 750,000       0      0       1,373,077          0        0   395,507
                                                   1999 738,942       0      0               0  1,446,000        0   329,440
Gary C. Dunton.................................... 2001 600,000       0      0       1,500,000    112,500  600,000   309,308
 President                                         2000 600,000       0      0       1,373,077          0        0   295,041
                                                   1999 568,750       0      0         960,000    410,655        0   241,464
Richard L. Weill.................................. 2001 525,000 330,000      0         675,000     54,000  488,775   270,121
 Vice President                                    2000 525,000 300,000      0         617,885          0        0   259,286
                                                   1999 531,200       0      0         735,000     62,130  469,087   225,737
John B. Caouette.................................. 2001 525,000 330,000      0               0     54,000  535,325   983,558
 Vice President                                    2000 525,000 300,000      0               0          0        0   920,344
                                                   1999 512,500       0      0         735,000    174,630        0   263,499
Neil G. Budnick................................... 2001 525,000 330,000      0         675,000     54,000  309,558   240,163
 Vice President and Chief Financial Officer        2000 525,000 300,000      0         617,885          0        0   229,308
                                                   1999 512,500 220,500      0         441,000    191,422  230,721   194,316

--------
(a) The 2001 amounts were paid on March 1, 2002 for the 2001 performance year. The 2000 amounts were paid on January 11, 2001 for the 2000 performance year. See footnote (b) regarding the payment of bonuses in the form of restricted stock.
(b) These amounts represent the value of the restricted stock that was granted as part of the annual bonus. With respect to 2001, these amounts were awarded to Messrs. Brown, Dunton, Weill and Budnick on February 7, 2002 for the 2001 performance year and paid in 26,001, 28,404, 12,782 and 12,782 shares of restricted stock, respectively. The shares were valued at the closing price on the date of the awards for all years. Dividends are paid on all restricted stock at the same rate payable to all common shareholders and thus are not reflected in the amounts reported. Aggregate holdings, net of employee deferrals to the Company's 401(k) plan, as of February 7, 2002 are as follows:

                                                      Number     Value
                                                     of Shares    ($)
                                                     --------- ---------
        Joseph W. Brown.............................  53,667   2,591,742
        Gary C. Dunton..............................  90,840   3,922,708
        Richard L. Weill............................  55,150   2,290,997
        John B. Caouette............................  28,736   1,013,228
        Neil G. Budnick.............................  41,608   1,793,720

(c) On February 7, 2002, Messrs. Brown, Dunton, Weill, Caouette and Budnick were awarded 375,000, 200,000, 55,000, 75,000 and 75,000 stock options, respectively, with respect to the 2001 performance year. The 2001 options were granted on January 11, 2001 for the 2000 performance year. There were no options granted to the executive officers in 2000. In 2000, the Company changed its date for awarding bonuses and long-term incentive awards from the fourth quarter of the year to the first quarter of the following year. All shares have been adjusted for the 3 for 2 stock split effective April 20, 2001.
(d) On March 1, 2002, Messrs. Brown, Dunton, Weill, Caouette and Budnick received distributions of the 1998 ABV award in the following amounts, which represents 85% of the target payout: $1,685,000, $1,000,000, $561,850, $549,950 and $527,850, respectively.
(e) Consists of (i) contributions to the Company's money purchase pension plan and 401(k) plan and supplemental benefit plans, (ii) premiums paid on behalf of such employees under a split-dollar life insurance policy, (iii) premiums paid on behalf of such employees under a supplemental disability insurance policy, and (iv) in the case of Mr. Caouette, a portion of the annual bonus awarded to Mr. Caouette in a deferred stock award (in lieu of restricted stock) of 12,782 shares that will vest and be distributed on February 7, 2006. Such amounts were paid or contributed in 2002 for the 2001 performance year were as follows:

                      Contributions Premiums for   Premiums for    Deferred
                       to pension   Split-dollar   Supplemental     Stock
                      & 401k plans  Life policy  Disability policy  Award
                      ------------- ------------ ----------------- --------
     Joseph W. Brown.    266,975      128,511              0             0
     Gary C. Dunton..    258,750       29,602         20,956             0
     Richard L. Weill    204,188       44,564         21,369             0
     John B. Caouette    204,188       71,767         32,603       675,000
     Neil G. Budnick.    204,188       24,277         11,698             0

                                   MBIA INC.

                           II. OPTION GRANTS IN 2001

                               Individual Grants

                   Number of    Percent of
                  Securities   Total Options Exercise
                  Underlying    Granted to     Price                 Grant Date
                    Options    Employees in  Per Share  Expiration  Present Value
Name             Granted(a)(d)    2001(b)     ($/Sh)       Date        ($)(c)
----             ------------- ------------- --------- ------------ -------------
Joseph W. Brown.    375,000         30%       44.6250  Jan 11, 2011   5,790,625
Gary C. Dunton..    112,500          9%       44.6250  Jan 11, 2011   1,737,188
Richard L. Weill     54,000          4%       44.6250  Jan 11, 2011     833,850
John B. Caouette     54,000          4%       44.6250  Jan 11, 2011     833,850
Neil G. Budnick.     54,000          4%       44.6250  Jan 11, 2011     833,850

--------
(a) These options were granted on January 11, 2001 for the 2000 performance year. They have a ten-year term and vest as follows: year 1-0%; year 2-40%; year 3-60%; year 4-80%; year 5-100% (subject to certain acceleration provisions if there occurs a change in control of the Company or upon the death, disability or retirement of the employee). With respect to Mr. Brown's award, no vesting in years 1 to 3; if at any time during years 1 to 9 the stock has traded at $70 per share for ten consecutive trading days (the "Trading Target"), the options would immediately vest in full but no sooner than the third anniversary date; if the Trading Target is not met in years 1 to 9, then the options would vest in full on the ninth anniversary date. All shares and share prices have been adjusted for the 3 for 2 stock split effective April 20, 2001.
(b) Percentages are based on the total number of options granted to all employees in 2001 (1,265,374). If the options issued to all employees in December 2000 for the 2000 performance year (880,407) were included, the percentages would be as follows: Mr. Brown 17%, Mr. Dunton 5%, Mr. Weill 3%, Mr. Caouette 3% and Mr. Budnick 3%.
(c) The fair value is based upon the Black-Scholes option valuation model. Black-Scholes is a mathematical model used to estimate the theoretical price an individual would pay for a traded option. The actual value an executive may realize will depend on the excess of the stock price over the exercise price. There is no assurance the value realized will be at or near the value estimated by Black-Scholes. The fair value of each option is $15.4417 based on the following assumptions : (i) an exercise price of $44.625, (ii) an option term of 6.19 years, (iii) a future dividend yield of 1.225%, (iv) a risk-free interest rate of 4.925% and (v) an estimated stock price volatility of 0.3010.

(d) The following table shows stock options granted to Messrs. Brown, Dunton, Weill, Caouette and Budnick on February 7, 2002 with respect to the 2001 performance year:

                               Percent of
                              Total Options
                 Number of     Granted to
                 Securities   Employees in    Exercise
                 Underlying       2002          Price                Grant Date
                  Options   as of February 7, Per Share Expiration  Present Value
Name              Granted         2002         ($/Sh)      Date          ($)
----             ---------- ----------------- --------- ----------- -------------
Joseph W. Brown.  375,000          24%         52.8100  Feb 7, 2012   6,842,813
Gary C. Dunton..  200,000          13%         52.8100  Feb 7, 2012   3,649,500
Richard L. Weill   55,000           4%         52.8100  Feb 7, 2012   1,003,613
John B. Caouette   75,000           5%         52.8100  Feb 7, 2012   1,368,563
Neil G. Budnick.   75,000           5%         52.8100  Feb 7, 2012   1,368,563

   These options have the same vesting terms as described in footnote (a) above. The options granted to Messrs. Brown and Dunton have substantially the same vesting terms as the options granted to Mr. Brown on January 11, 2001 described in footnote (a) above, except that the expiration date is February 7, 2012. The fair value of each option estimated by the Black-Scholes option valuation model is $18.2475 based on the following assumptions: (i) an exercise price of $52.81, (ii) an option term of 6.26 years, (iii) a future dividend yield of 1.14%, (iv) a risk-free interest rate of 4.835% and (v) an estimated stock price volatility of 0.2954.

                                   MBIA INC.

 III. AGGREGATED OPTION EXERCISES IN 2001 AND 2001 YEAR-END OPTION VALUES (a)

                  Number of                   Number of securities    Value of Unexercised In-the-
                   Shares                     Underlying Options at         Money Options at
                  Acquired                      December 31, 2001       December 31, 2001($)(d)
                    upon         Value      ------------------------- ----------------------------
Name             Exercise(b) Realized($)(c) Exercisable Unexercisable Exercisable    Unexercisable
----             ----------- -------------- ----------- ------------- -----------    -------------
Joseph W. Brown.        0      $        0           0     1,821,000   $        0      $18,620,523
Gary C. Dunton..        0               0     103,662       518,493    1,572,019        5,352,906
Richard L. Weill   27,000         947,131     249,786       103,719    6,884,705        1,409,607
John B. Caouette   52,500       1,802,010     159,354       259,452    3,083,956        2,821,761
Neil G. Budnick.   18,000         509,400      95,982       326,658    2,126,055        3,272,626

--------
(a) Does not include options granted on February 7, 2002 for the 2001 performance year. All shares have been adjusted for the 3 for 2 stock split effective April 20, 2001.
(b) All of these options had expiration dates no later than three years from the date of exercise.
(c) The "Value Realized" is equal to the fair market value on the date of exercise, less the exercise price, multiplied by the number of shares acquired.
(d) These values are based on $53.63 per share, the fair market value of the shares underlying the options on December 31, 2001, less the exercise price, times the number of options.

                                   MBIA INC.

       IV. LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR (a)(b)

                          Performance
                          Period Until
         Name                Payout    Threshold   Target    Maximum
         ----             ------------ --------- ---------- ----------
         Joseph W. Brown. Three years      0     $1,552,871 $3,105,742
         Gary C. Dunton.. Three years      0      1,552,871  3,105,742
         Richard L. Weill Three years      0        869,608  1,739,216
         John B. Caouette Three years      0        869,608  1,739,216
         Neil G. Budnick. Three years      0        869,608  1,739,216

--------
(a) The awards were made on January 11, 2001 for the 2000 performance year, with the payout, if any, occurring in early 2004. The target award is based on a projected 13.5% growth in the modified book value per share of the Company's stock, subject to the threshold level which requires 8% growth and the maximum level which requires 18% growth. With respect to Mr. Brown's award, unless the stock has traded at $70 per share for ten consecutive trading days during the period between January 11, 2001 and December 31, 2005, he will receive no award regardless of the growth in modified book value per share of the Company's stock. These awards were initially based on the growth in "adjusted book value" per share, but were changed on February 7, 2002 to be based on the growth in "modified book value" per share. The calculation of modified book value is described in the Report of the Compensation and Organization Committee on Executive Compensation.
(b) The following table sets forth the long-term incentive awards made to Messrs. Brown, Dunton, Weill, Caouette and Budnick on February 7, 2002 with respect to the 2001 performance year with the payout, if any, occurring in early 2005:

                          Performance
                          Period Until
         Name                Payout    Threshold   Target    Maximum
         ----             ------------ --------- ---------- ----------
         Joseph W. Brown. Three years      0     $1,552,871 $3,105,742
         Gary C. Dunton.. Three years      0      1,750,000  3,500,000
         Richard L. Weill Three years      0        900,000  1,800,000
         John B. Caouette Three years      0        900,000  1,800,000
         Neil G. Budnick. Three years      0        900,000  1,800,000

   With respect to Mr. Brown's award, unless the stock has traded at $70 per share for ten consective trading days during the period between February 7, 2002 and December 31, 2006, he will receive no award regardless of the growth in modified book value per share of the Company's stock.

                                   MBIA INC.

                V.  EQUITY COMPENSATION PLAN INFORMATION TABLE

                                                       (a)                  (b)                        (c)
                                                                                              Number of securities
                                               Number of securities                      remaining available for future
                                                to be issued upon     Weighted-average        issuance under equity
                                                   exercise of       exercise price of         compensation plans
                                               outstanding options, outstanding options, (excluding securities reflected
Plan Category                                  warrants and rights  warrants and rights           in column(a))
-------------                                  -------------------- -------------------- -------------------------------
Equity compensation plans approved by security
 holders......................................      9,756,222             $41.432                   7,746,507
Equity compensation plans not approved by
 security holders.............................             --                  --                          --
                                                    ---------             -------                   ---------
   Total......................................      9,756,222             $41.432                   7,746,507

--------
(a) Includes 3,825,765 shares from the Company's 1996 Incentive Plan that will be superceded upon the approval of the 2002 Annual and Long-Term Incentive Plan described under Proposal 2 herein. Upon approval of the 2002 Annual and Long-Term Incentive Plan, the total number of securities remaining available for issuance under equity compensation plans will be 5,420,742.

             Total Return data and graph for 2001 Proxy Statement

                                    [CHART]

                                 Total Return
                        MBIA Inc. vs. S&P 500 Index vs.
                               S&P Financial Index


                        1996     1997      1998      1999       2000      2001
                        ----    ------    ------    ------     ------    ------
MBIA Inc. Common Stock   100    133.75    132.81    108.57     154.50    169.57
S&P Index                100    133.35    171.46    207.54     188.65    166.24
S&P Financial Index      100    152.58    199.66    255.02     313.18    293.52

Proposal 2:

         APPROVE THE MBIA INC. ANNUAL AND LONG-TERM INCENTIVE PLAN FOR
            PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE

Introduction

   At the 1995 annual meeting of shareholders of the Company (the "Shareholders"), the Shareholders approved the MBIA 1996 Incentive Plan (the "1996 Incentive Plan") to allow for the payment of performance based compensation to certain executive officers of the Company that would be exempt from the deduction limitation contained in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The 1996 Incentive Plan established certain performance criteria (the "Performance Criteria") for the payment of Performance Based Compensation.

   The 1996 Plan covered performance based compensation through December 31, 2000. Pursuant to the powers granted to the Board of Directors under Section 7(a) of the 1996 Incentive Plan, the Board of Directors extended the 1996 Incentive Plan until December 31, 2001 to cover compensation payable in respect of 2001.

   In order to continue its policy of providing the Company's key employees the opportunity to earn competitive levels of incentive compensation based primarily on the performance of the Company, the Board of Directors has amended and restated the 1996 Incentive Plan, and adopted it effective as of January 1, 2002, subject to the approval of the Company's shareholders. The amended and restated 1996 Incentive Plan is now called the MBIA Inc. Annual and Long-Term Incentive Plan (the "2002 Incentive Plan"). The 2002 Incentive Plan has been designed to enable the Company to make awards to executive officers that would be exempt from the limitations contained in such Section 162(m). The Company is seeking shareholder approval of the extension of the 1996 Incentive Plan, and the amendment and restatement thereof, effective January 1, 2002, in the form of the 2002 Incentive Plan.

Description of 2002 Incentive Plan

   The principal features of the 2002 Incentive Plan are summarized below. The description below is subject to the terms of the 2002 Incentive Plan, which is contained in its entirety as Exhibit A hereto.

   Eligibility. The 2002 Incentive Plan authorizes the Compensation and Organization Committee of the Board of Directors (the "Committee") to award incentive compensation to officers and other key employees of the Company and its subsidiaries, including all of the Company's executive officers. The number of eligible participants in the 2002 Incentive Plan will vary from year to year at the discretion of the Committee.

   Incentive Awards. The 2002 Incentive Plan has two component parts, a long-term program and a short-term program. The long-term program authorizes the payment of an incentive award at the end of a multi-year cycle selected by the Committee based upon attaining performance targets relating to corporate, divisional, unit or individual objectives established by the Committee. The short-term program authorizes the payment of annual bonuses based upon the attainment of performance targets also related to corporate, divisional, unit or individual objectives established by the Committee.

   Performance Criteria. The Committee will establish the performance objectives that must be attained in order for the Company to pay bonuses under the 2002 Incentive Plan. The Company believes that various factors influence its overall performance and that different key employees have a direct impact on different aspects of its business. Further, the Company believes that, to be effective, any incentive plan must provide the Committee latitude to make awards that reward performance measured against a wide array of performance objectives.

   Accordingly, unless the Committee determines at the time of grant not to qualify the award as performance based compensation under Section 162(m), the performance objectives for awards made under the 2002 Incentive Plan will be based upon one or more of the following criteria: (i) consolidated earnings before income taxes; (ii) earnings per share; (iii) book value or modified book value per share; (iv) return on shareholders equity; (v) adjusted gross premium and adjusted direct premium
(vi) risk adjusted return on allocated capital; (vii) the net present value of projected net income after cost of capital; (viii) the credit quality and performance of the insured portfolios of the company's insurance subsidiaries;
(ix) the amount of assets under management of the company's investment management businesses; (x) the relative performance of peer group companies;
(xi) expense management; (xii) return on investment; (xiii) improvements in capital structure; and (xiv) profitability of an identifiable business unit or product.

   Form of Payment. The Committee will determine whether an award under the 2002 Incentive Plan is payable in cash, in shares of Common Stock or in any combination thereof. The Committee will have the right to impose whatever conditions it deems appropriate with respect to the award of shares of Common Stock, including conditioning the vesting of such shares on the performance of additional service.

   The maximum number of shares available for issuance under the 2002 Incentive Plan will be 1,500,000 shares.

   Payment of Awards. If any of the performance criteria established by the Committee with respect to a particular award is satisfied for the relevant performance period, the Committee may authorize payment to the participant of
(i) an annual bonus in an amount not to exceed $3,000,000 or (ii) a long-term award in an amount or in value not to exceed $5,000,000. The Committee has the discretion to pay amounts which are less than these maximum amounts payable under the 2002 Incentive Plan. A participant who is not an employee of the Company or one of its subsidiaries on the last day of the performance period for which the award is payable may receive a pro-rated award, based on the full period of performance, unless the Committee determines that the participant will not receive such an award.

   Administration. The Committee will at all times be comprised of at least two directors each of whom is an "outside director" for purposes of Section 162(m). The Committee will administer and interpret the 2002 Incentive Plan. With respect to any award to an executive officer intended to qualify for the performance based compensation exception to Section 162(m), the 2002 Incentive Plan will be interpreted in a manner which is consistent with the requirements of Section 162(m).

   Subject to the express provisions of the 2002 Incentive Plan, the Committee will have the authority to select the officers and employees eligible to participate in the 2002 Incentive Plan, to establish the performance objectives for each performance period, and to reduce the amount that may be paid to any participant from the maximum amount otherwise payable pursuant to the 2002 Incentive Plan. Prior to making any payment with respect to any performance award made under the 2002 Incentive Plan, the Committee will be required to certify (i) that the performance objectives have been attained and (ii) the amount payable to such executive officer.

   Amendment and Termination. The Board or the Committee may at any time amend, terminate or suspend the 2002 Incentive Plan, without shareholder approval, except if shareholder approval is required for payments that are made under the 2002 Incentive Plan to qualify for treatment as performance based compensation under Section 162(m). The 2002 Incentive Plan will not be effective with respect to calendar years ending after December 31, 2006, unless otherwise extended by action of the Board.

   Federal Income Tax Consequences. Payments made under the 2002 Incentive Plan will be taxable to the recipients thereof when paid and the Company or the subsidiary of the Company which employs or employed the recipient will generally be entitled to a Federal income tax deduction in the calendar year for which the amount is paid.

              VOTE NECESSARY TO APPROVE THE MBIA INC. ANNUAL AND
                           LONG-TERM INCENTIVE PLAN

   The approval of the 2002 Incentive Plan requires the affirmative vote of a majority of all shares of Common Stock of the Company in person or represented by proxy and entitled to vote at the Annual Meeting of Shareholders. Abstention from voting on the proposal will have the same effect as voting against the proposal. Broker non-votes will have no effect on the outcome. If the 2002 Incentive Plan is not approved by the stockholders, no further awards will be made under the 2002 Incentive Plan.

 The Board of Directors unanimously recommends a vote FOR approval of the 2002
                                Incentive Plan.

Proposal 3:

APPROVAL OF AMENDED AND RESTATED DEFERRED COMPENSATION AND STOCK OWNERSHIP PLAN
                    FOR NON-EMPLOYEE DIRECTORS OF MBIA INC.

   The Board of Directors has adopted and is recommending approval of the Amended and Restated Deferred Compensation and Stock Ownership Plan for Non-Employee Directors (the "Amended Plan"). The Company's existing Deferred Compensation and Stock Ownership Plan for Non-Employee Directors (the "Current Plan") was approved by shareholders in 1993. The Amended Plan amends the exchange and distribution provisions governing the deferral of Director retainers and fees as set forth in the Current Plan.

   The Current Plan and the Amended Plan each provide that an eligible director may elect to be paid the retainer and annual fee compensation paid annually to directors either in cash on a quarterly basis with no deferral of income, or to defer receipt of all or a portion of such compensation until a time following termination of such director's service on the Board. A director electing to defer compensation may choose to allocate deferred amounts to either a hypothetical investment account (the "Investment Account"), or a hypothetical share account (the "Share Account"), which have been set up to credit such deferred payments.

   Amounts allocated to the Investment Account are credited to a hypothetical money market account earning hypothetical interest based on the Lehman Brothers Government/Corporate Bond Index. Amounts allocated to the Director's Share Account are converted into units with each such unit representing the right to receive a share of common stock at the time or times distributions commence under the Plan. Dividends are paid as stock units each quarter.

   Under the Current Plan, distributions of amounts credited under the Share Account may be made in shares of common stock or, at the election of the participating director, in cash. The Amended Plan would eliminate this election and would require that Share Account distributions be made in shares of common stock. Under the Current Plan, an eligible director may elect to transfer amounts previously allocated (together with accrued earnings), between the Investment Account and the Share Account. The Amended Plan would eliminate the ability to transfer account balances between the Accounts. This change is expected to promote additional long-term share ownership by directors.

   The maximum number of shares available for issuance under the Amended Plan will be 100,000 shares.

   The description of the Amended Plan above is subject to the terms of the Amended Plan, which is contained in its entirety as Exhibit B hereto.

          VOTE NECESSARY TO APPROVE THE AMENDED AND RESTATED DEFERRED
                   COMPENSATION AND STOCK OWNERSHIP PLAN FOR
                            NON-EMPLOYEE DIRECTORS

   To be approved, this proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions from voting on this proposal will have the effect of votes against this proposal. Broker non-votes will have no effect on the outcome of this proposal. If this proposal is not approved, the shares of common stock issued to Directors pursuant to the Amended Plan may not be eligible for listing on the New York Stock Exchange (NYSE) under the current NYSE rules (unless the shares issued will be treasury shares).

 The Board of Directors unanimously recommends that shareholders vote FOR the approval of the Amended Plan.

Proposal 4:

                ADOPTION OF THE MBIA INC. RESTRICTED STOCK PLAN
                          FOR NON-EMPLOYEE DIRECTORS

Introduction

   The Board of Directors has adopted and is recommending approval of the MBIA Restricted Stock Plan for Non-Employee Directors (the "Restricted Stock Plan"). The Restricted Stock Plan will permit stock-based compensation to be paid to directors in shares of restricted stock and provides that up to 100,000 shares of the Company's common stock will be made available for restricted stock awards to non-employee directors.

   Pursuant to the Restricted Stock Plan, from now on annual stock grants will be awarded to non-employee directors in the form of restricted stock of the Company, rather than as stock units. For the current year, 2002, the Board of Directors has approved an increase in the value of the annual stock grant to directors from $30,000 to $50,000, to be paid in the form of restricted shares. In addition, the Board of Directors has approved an increase in the value of the one-time restricted stock grant to new directors from $60,000 to $75,000.

   The Board of Directors believes that the increase in total compensation for directors will allow the Company to keep pace with Director market total compensation and to align annual pay with Directors' contributions. Moreover, the issuance of restricted shares is consistent with stock grants given to MBIA executives, is a common marketplace practice and closely aligns Directors' interests with shareholder interests.

   The principal features of the Restricted Stock Plan are summarized below. The description below is subject to the terms of the Restricted Stock Plan, which is contained in its entirety as Exhibit C hereto.

Restricted Stock Plan

   Eligibility and Administration. The Compensation and Organization Committee of the Board of Directors will have the discretionary authority to determine the Directors to whom restricted stock will be granted and the terms and conditions of such restricted stock, including the number of shares of restricted stock to be granted, the time or times at which the restricted stock will vest, whether any restriction shall be modified or waived after date of grant, and the rights of a participant with respect to the restricted stock following the participant's service as director.

   Restricted Stock Awards. Shares granted to Directors under the Restricted Stock Plan will be subject to restrictions on transferability. The restriction period applicable to a restricted stock award will lapse and the shares of restricted stock will become freely transferable on the earlier of: i) the death or disability of a participating director, (ii) a change of control in the Company as defined in the Restricted Stock Plan, (iii) the Company's failure to nominate a participating director for re-election, (iv) the failure of the shareholders to elect a participant director at any shareholders meeting, or (v) the tenth anniversary of the date of the restricted stock grant. If a participating director leaves the Board for any reason other than the foregoing at any time prior to the date when the restriction period lapses, all unvested shares will revert back to the Company.

   Voting Rights; Dividends. During the restricted period, a participating director may vote the restricted shares and receive dividends.

   Termination. Prior Stock Plan. The Board may amend, modify, suspend or terminate the Restricted Stock Plan, provided that no such action will alter or impair a participant director's rights under any previously granted restricted stock award. The 1996 Directors Stock Unit Plan, which granted phantom share units to directors, will be preserved and the units currently outstanding under that Plan will remain as phantom shares, but no new grants will be made under that program.

              VOTE NECESSARY TO APPROVE THE RESTRICTED STOCK PLAN
                          FOR NON-EMPLOYEE DIRECTORS

   To be approved, this proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions from voting on this proposal will have the effect of votes against this proposal. Broker non-votes will have no effect on the outcome of this proposal. If this proposal is not approved, the shares of restricted common stock issued to Directors pursuant to the Restricted Stock Plan may not be eligible for listing on the New York Stock Exchange under the current NYSE rules (unless the shares issued will be treasury shares).

 The Board of Directors unanimously recommends that shareholders vote FOR the approval of the the Restricted Stock Plan.

                         REPORT OF THE AUDIT COMMITTEE

To:   The MBIA Inc. Board of Directors
From: The Audit Committee:
        Ms. Freda S. Johnson, Chairwoman
        Mr. William H. Gray, III
        Mr. James A. Lebenthal
        Mr. John A. Rolls

   The Audit Committee is composed of four outside Directors who are not employees or officers of the Company. In the business judgement of the Board, these Directors are free of any relationship that would interfere with their independent judgment as members of this Committee. In the first quarter of 2002, the Audit committee evaluated its existing charter in light of recent developments and changing market practices with respect to the role of the Audit Committee and decided to adopt a new charter. The Committee adopted a revised Audit Committee Charter on March 21, 2002. A copy of the new Audit Committee Charter is attached to this Proxy Statement as Exhibit D.

   This report of the Audit Committee covers the following topics:

    1. Respective Roles of the Audit Committee, Company Management and the Independent Auditors

    2. 2001 Activities

    3. Limitations of the Audit Committee

1. Respective Roles of the Audit Committee, Company Management and the Independent Auditors

   Our Committee is responsible for providing oversight of the Company's financial statements and results, the audit process and internal controls. We also recommend to the Board of Directors the selection of the Company's outside auditors, and we review the auditors' procedures that ensure their independence with respect to the services performed for the Company.

   Company management is responsible for the preparation, presentation and integrity of the Company's financial statements, for the Company's accounting and financial reporting principles and for the Company's internal controls and procedures. These internal controls and procedures are designed to assure compliance with accounting standards and applicable laws and regulations.

   The independent auditors, PricewaterhouseCoopers LLP (PwC), are responsible for performing an independent audit of and expressing an opinion with respect to the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America.

2.  2001 Activities

   In performing our oversight role this year, we have:

  . considered and discussed the audited financial statements with management and the independent auditors;

  . discussed and reviewed all communication with the auditors, as required by Statement on Auditing Standards No. 61, "Communications with Audit Committees." We have received a letter from the auditors as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." In connection with this requirement, PwC has not provided to the Company any information technology consulting services relating to financial information systems design and implementation; and

  . considered whether the provision of other non-audit services by the auditors is compatible with maintaining their independence.

   Based on the reviews and discussions we describe in this Report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Charter, we recommended to the Board of Directors that the Company's audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

3.  Limitations of the Audit Committee

   As members of the Audit Committee, we are not professionally engaged in, nor experts in the practice of, auditing or accounting. Nor are we experts with respect to determining auditor independence. We rely on the information provided to us and on the representations made by management and the independent auditors. Therefore, we do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that PwC is in fact "independent". Furthermore, we cannot provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or internal controls designed to assure compliance with accounting standards and applicable laws and regulations.

Date: March 21, 2001

   This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                  AUDIT FEES

   The Company paid PwC $613,000 for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2001 and for reviews of the Company's quarterly financial statements included in the Company's quarterly reports on Form 10-Q for 2001.

                                  OTHER FEES

   PwC did not provide the Company with any information technology services relating to financial systems design and implementation for 2001.

   The Company paid PwC $1,596,000 for other services rendered to the Company and its subsidiaries in 2001. A breakdown of these activities and their related fees are as follows: $640,000 for tax related services; $585,000 for subsidiary audit work and other attest services; $192,000 for review of new business transactions; $91,000 for review and advice with respect to new accounting standards; $84,000 for special audit work; and, $4,000 for other advisory services.

Proposal 5:

                       SELECTION OF INDEPENDENT AUDITORS

   Since its founding in 1986, MBIA has used PwC as its independent auditor. From 1974 to 1986, PwC served the same role for MBIA's predecessor organization, the Municipal Bond Insurance Association. During 2001, PwC examined the accounts of the Company and its subsidiaries and also provided tax advice and other services to the Company in connection with its Securities and Exchange Commission filings.

   Upon recommendation of the Audit Committee, the Board has appointed PwC as the independent auditors of the Company for 2002, subject to shareholder approval.

   We expect that one or more representatives of PwC will be available at the Annual Meeting to make a statement, if desired, and to answer questions from those shareholders present.

   The Board of Directors recommends unanimously that you vote FOR this proposal to hire PricewaterhouseCoopers LLP as independent auditors for the Company.

                      OTHER MATTERS/SHAREHOLDER PROPOSALS

   The Board knows of no other business to be brought before the meeting other than what is set forth above. If other matters are introduced at the meeting, the individuals named as proxies on the enclosed proxy card are also authorized to vote upon such matters using their own discretion. Under the terms of the Company's by-laws, shareholders who intend to present an item of business at the 2003 annual meeting must provide notice of such business to the Company's secretary no later than November 15, 2002.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   The table below contains certain information about the only beneficial owners known to the Company as of March 21, 2002 of more than 5% of the outstanding shares of Common Stock.

    Name and Address                          Shares of Common     Percent
    of Beneficial Owner                   Stock Beneficially Owned of Class
    -------------------                   ------------------------ --------
    Wellington Management Company LLP (1)        16,157,657          10.9%
     75 State Street.....................
     Boston, MA 02109....................
    FMR Corp. (2)........................         9,349,764           6.3%
     82 Devonshire Street................
     Boston, MA 02109....................

--------
(1) This information as to the beneficial ownership of shares of Common Stock is based on the January 10, 2002 Schedule 13G filed by Wellington Management Company LLP with the Securities and Exchange Commission ("SEC"). Such filing indicates that Wellington does not have sole voting power nor sole dispositive power with respect to any of these shares.
(2) This information as to the beneficial ownership of shares of Common Stock is based on the February 14, 2002 Schedule 13G filed by FMR Corp. with the SEC. Such filing indicates that FMR has sole voting power with respect to 497,974 of these shares and sole dispositive power with respect to 9,349,764 of these shares.

            SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

   The following table sets forth, as of March 21, 2002, the beneficial ownership of shares of Common Stock of each Director, each Senior Officer named in the Summary Compensation Table above, and all Directors and Executive Officers of the Company, as a group.

                                                                    Total
                             Shares of Common  Shares Acquirable    Shares
                            Stock Beneficially Upon Exercise of  Beneficially
   Name                           Owned           Options (2)     Owned (3)
   ----                     ------------------ ----------------- ------------
   Directors
    Joseph W. Brown (1) (4)      537,169                 --        537,169
    David C. Clapp (4).....       17,248                 --         17,248
    Gary C. Dunton (1).....      118,597            118,662        237,259
    David H. Elliott (4)...      111,295            363,090        474,385

                                                                                               Total
                                                        Shares of Common  Shares Acquirable    Shares
                                                       Stock Beneficially Upon Exercise of  Beneficially
Name                                                         Owned           Options (2)     Owned (3)
----                                                   ------------------ ----------------- ------------
 Claire L. Gaudiani (4)...............................        13,230                 --         13,230
 William H. Gray, III (4).............................         6,437                 --          6,437
 Freda S. Johnson (4).................................        23,077                 --         23,077
 Daniel P. Kearney (4)................................        19,125                 --          9,125
 James A. Lebenthal (4)...............................        21,495                 --         21,495
 John A. Rolls (4)....................................        31,472                 --         31,472
Executive Officers (1)
 Richard L. Weill.....................................       125,921            235,386        361,307
 John B. Caouette.....................................       117,567            139,354        256,921
 Neil G. Budnick......................................        55,982             94,482        150,464
 All of the above and other Executive Officers Members
   as a group.........................................     1,321,646          1,154,021      2,475,667

--------
(1) This number includes shares held by the Executive Officers under the Company's exempt 401(k) Plan and includes restricted shares and stock units awarded annually to certain of the Executive Officers.
(2) This column indicates the number of shares that are presently exercisable or will become exercisable on or before May 15, 2002 under the Company's stock option program.
(3) The percentage of shares of Common Stock beneficially owned by all Directors and Executive Officers as a group is 1.7% of the shares of Common Stock outstanding.
(4) This number includes (a) Common Stock equivalent deferral units held under the Company's Deferred Compensation and Stock Ownership Plan for Non-Employee Directors, (b) Common Stock units awarded under the restricted stock compensation plan and (c) restricted stock awarded under the Restricted Stock Plan for Non-Employee Directors. (See the discussion of these plans under "The Board of Directors and its Committees").

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Ownership of and transactions in the Company's stock by Executive Officers and Directors of the Company are required to be reported to the Securities and Exchange Commission in accordance with Section 16 of the Securities Exchange Act of 1934. To the Company's knowledge all such required filings were made on a timely basis.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Empire State Municipal Exempt Trusts, Guaranteed Series

   MBIA Corp. insures municipal bonds held by certain of the Guaranteed Series of Empire State Municipal Exempt Trusts. One of the co-sponsors of the Guaranteed Series of Empire State Municipal Exempt Trusts is Lebenthal & Co., Inc., the emeritus chairman of which is James A. Lebenthal, a director of the Company. The Company believes the terms of the insurance policies and the premiums charged are no less favorable to MBIA Corp. than the terms and premium levels for other similar unit investment trusts.

Retirement Agreement with David H. Elliott

   Upon the retirement of Mr. David H. Elliott, the Company's former Chairman and CEO, from the Company in May 1999, the Company entered into a retirement agreement with Mr. Elliott under which Mr. Elliott agreed to provide the Company with consulting services for two years following his retirement. The Company agreed to pay Mr. Elliott for his consulting services for each of 1999 and 2000 (i) an amount equal to his annual base salary as in effect on January 1, 1999 and (ii) a cash performance bonus in an amount determined by the Compensation and Organization Committee, but (subject to the applicable performance criteria being satisfied) not less than the bonus that was paid to him for 1998. For 2000, Mr. Elliott was paid $700,000 for his consulting services pursuant to the retirement agreement. In addition, for 2000, the Committee granted Mr. Elliott a bonus of $1,300,000. For 2001, Mr. Elliott was paid $266,000 for his consulting services pursuant to the retirement agreement.

                    VOTING BY TELEPHONE OR VIA THE INTERNET

   The Company has arranged to allow you to vote your shares of Common Stock by telephone or via the Internet. You may also vote your shares by mail. Please see the proxy card or voting instructions form accompanying this Proxy Statement for specific instructions on how to cast your vote by any of these methods.

   In order to vote your shares by telephone or via the Internet, your vote must be received by 4:00 p.m., New York City time, on May 8, 2002. Submitting your vote by telephone or via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting.

   The telephone and Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to give their voting instructions and to confirm that shareholders' instructions have been recorded properly. We have been advised that the Internet voting procedures that have been made available to you are consistent with the requirements of applicable law. If you decide to vote your shares via the Internet, there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that you will have to bear.

                                 MISCELLANEOUS

   The cost to prepare and mail these proxy materials will be borne by the Company. Proxies may be solicited by mail, in person or by telephone or telegraph by directors, officers and regular employees of the Company without extra compensation and at the Company's expense. The Company will also ask bankers and brokers to solicit proxies from their customers and will reimburse them for reasonable expenses. In addition, the Company has engaged MacKenzie Partners of New York to assist in soliciting proxies for a fee of approximately $6,000 plus reasonable out-of-pocket expenses.

   A copy of the Company's Annual Report on Form 10-K to the Securities and Exchange Commission is available on the Company's web site at www.mbia.com or by writing to the Corporate Communications Department, MBIA Inc., 113 King Street, Armonk, New York 10504.

                                        By order of the Board of Directors,

                                        /s/ Richard L. Weill

                                        Richard L. Weill
                                        Secretary

                                                                      Exhibit A

                                   MBIA INC.

                      ANNUAL AND LONG-TERM INCENTIVE PLAN
                       (Effective as of January 1, 2002)

1.  Purpose.

   The purposes of the Plan are to enable the Company and its Subsidiaries to attract, retain, motivate and reward the best qualified executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to the Company's performance. The Plan was originally adopted as January 1, 1996 and has been amended and restated as of January 1, 2002.

2.  Definitions.

   Unless the context requires otherwise; the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably and that each comprehends the others.
      (a) "Board" shall mean the Board of Directors of the Company.

      (b) "Committee" shall mean the Compensation and Organization Committee of the Board (or such other committee of the Board that the Board shall designate from time to time) consisting of two or more directors each of whom is an "outside director" within the meaning of Section 162(m).

      (c) "Company" shall mean MBIA Inc.

      (d) "Covered Employee" shall have the meaning set forth in Section 162(m).

      (e) "Participant" shall mean (i) each executive officer of the Company and (ii) each other employee of the Company or a Subsidiary whom the Committee designates as a participant under the Plan.

      (f) "Performance Period" shall mean each calendar year or multi-year cycle as determined by the Committee.

      (g) "Plan" shall mean the MBIA Inc. Annual and Long-Term Incentive Plan, as set forth herein and as may hereafter be amended from time to time.

      (h) "Section 162(m)" shall mean Section 162(m) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

      (i) "Subsidiary" shall mean any corporation in which the Company owns, directly or indirectly, stock representing more than 50% of the voting power of all classes of stock entitled to vote.

3.  Administration.

   The Committee shall administer and interpret the Plan, provided that, in no event, shall the Plan be interpreted in a manner which would cause any award intended to be qualified as performance based compensation under Section 162(m) to fail to so qualify. The Committee shall establish the performance objectives for any calendar year in accordance with Section 4 and certify whether such performance objectives have been obtained. Any determination made by the Committee under the Plan shall be final and conclusive. The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or a Subsidiary) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual's willful misconduct.

4.  Bonuses.

   (a) Performance Criteria. Within 90 days after each Performance Period begins (or such other date as may be required or permitted under Section 162(m)), the Committee shall establish the performance objective or objectives that must be satisfied in order for a Participant to receive a bonus and other long term incentive awards for such Performance Period. Unless the Committee determines at the time of grant not to qualify the award as performance-based compensation under Section 162(m), any such performance objectives will be based upon the relative or comparative achievement of one or more of the following criteria, as determined by the Committee for the Performance Period:
(i) consolidated earnings before income taxes; (ii) earnings per share; (iii) book value or adjusted book value per share; (iv) return on shareholders equity; (v) adjusted gross premium and adjusted direct premium (vi) risk adjusted return on allocated capital; (vi) the net present value of projected net income after cost of capital ;(vii) the credit quality and performance of the insured portfolios of the company's insurance subsidiaries; (viii) the amount of assets under management of the company's investment management businesses; (ix) the relative performance of peer group companies; (x) expense management; (xi) return on investment; (xii) improvements in capital structure;
(xiii) profitability of an identifiable business unit or product.

   (b) Maximum Amount Payable. If the Committee certifies in writing that any of the performance objectives established for the relevant Performance Period under Section 4(a) has been satisfied, each Participant who is employed by the Company or one of its Subsidiaries on the last day of the Performance Period for which the bonus is payable shall be entitled to receive (i) an annual bonus in an amount not to exceed $3,000,000 and/or (ii) a long-term award in an amount not to exceed $5,000,000. If a Participant's employment terminates for any reason (including, without limitation, his death, disability or retirement under the terms of any retirement plan maintained by the Company or a Subsidiary) prior to the last day of the Performance Period for which the bonus is payable, the maximum bonus payable to such Participant under the preceding sentence shall be multiplied by a fraction, the numerator of which is the number of days that have elapsed during the Performance Period in which the termination occurs prior to and including the date of the Participant's termination of employment and the denominator of which is the total number of days in the Performance Period.

   (c) Negative Discretion. Notwithstanding anything else contained in Section 4(b) to the contrary, the Committee shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 4(b) based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under Section 4(b).

   (d) Affirmative Discretion. Notwithstanding any other provision in the Plan to the contrary, (i) the Committee shall have the right, in its discretion, to pay a bonus to any Participant who is not a Covered Employee for the year in which the amount paid would ordinarily be deductible by the Company for federal income tax purposes in an amount up to the maximum bonus payable under Section 4(b), based on individual performance or any other criteria that the Committee deems appropriate and (ii) in connection with the hiring any person who is or becomes a Covered Employee, the Committee may provide for a minimum bonus amount in any Performance Period, regardless of whether performance objectives are attained.

5.  Payment.

   Except as otherwise provided hereunder, payment of any bonus amount determined under Section 4 shall be made to each Participant as soon as practicable after the Committee certifies that one or more of the applicable performance objectives have been attained (or, in the case of any bonus payable under the provisions of Section 4(d), after the Committee determines the amount of any such bonus).

6.  Form of Payment.

   The Committee shall determine whether any bonus payable under the Plan is payable in cash, in shares of Common Stock or in any combination thereof. The Committee shall have the right to impose whatever conditions it deems appropriate with respect to the award of shares of Common Stock, including conditioning the vesting of such shares on the performance of additional service. The maximum number of shares available for issuance under the Plan shall be 1,500,000.

7.  General Provisions.

   (a) Effectiveness of the Plan. As amended and restated, the Plan shall be effective with respect to calendar years beginning on or after January 1, 2002 and ending on or before December 31, 2006, unless the term hereof is extended by action of the Board.

   (b) Amendment and Termination. Notwithstanding Section 6(a), the Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided; however, that no such action shall be effective without approval by the shareholders of the Company to the extent necessary to continue to qualify the amounts payable hereunder to Covered Employees as performance-based compensation under Section 162(m).

   (c) Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant's death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant's spouse or, if no spouse survives the Participant, the Participant's estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

   (d) No Right of Continued Employment. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its Subsidiaries.

   (e) No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any awards made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

   (f) Non-alienation of Benefits. Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer, anticipate, or otherwise encumber the Participant's interest under the Plan. The Company's obligations under this Plan are not assignable or transferable except to (i) a corporation which acquires all or substantially all of the Company's assets or (ii) any corporation into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant's beneficiaries; heirs, executors, administrators or successors in interest.

   (g) Withholding. Any amount payable to a Participant or a beneficiary under this Plan shall be subject to any applicable Federal, state and local income and employment taxes and any other amounts that the Company or a Subsidiary is required at law to deduct and withhold from such payment.

   (h) Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

   (i) Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of New York, without reference to the principles of conflict of laws.

   (j) Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.

                                                                      Exhibit B

                                   MBIA INC.

             AMENDED AND RESTATED DEFERRED COMPENSATION AND STOCK
            OWNERSHIP PLAN FOR NON-EMPLOYEE DIRECTORS OF MBIA INC.

   1.  Purpose.

   The purpose of the Deferred Compensation and Stock Ownership Plan for Non-Employee Directors of MBIA Inc. is to permit eligible directors of MBIA Inc. to defer compensation and to enhance the long-term mutuality of interest between the directors and shareholders of MBIA Inc. by providing eligible directors the opportunity to purchase the common stock of MBIA Inc and to otherwise share in the success of MBIA Inc.

   2.  Definitions.

   "Accounts" means the Investment Account and Share Account maintained by the Company on behalf of each Participant in the Plan.

   "Board" means the Board of Directors of the Company.

   "Common Stock" means the common stock of the Company, par value $1.00 per share, any common stock into which such common stock may be changed and any common stock resulting from the reclassification of such common stock.

   "Company" means MBIA Inc., a Connecticut corporation.

   "Deferred Compensation" means, with respect to a Participant, the aggregate amount of the Retainer and/or Fees deferred by such Participant in accordance with Section 4(a) hereof.

   "Eligible Director" means a director of the Company who is not an employee of the Company or any of its subsidiaries.

   "Exchange Shares" means a Share granted to an Eligible Director pursuant to
Section 5 hereof in exchange for such Eligible Director's election to forego receipt of all or a portion of his or her Retainer or Fees.

   "Fair Market Value" means the average of the high and low sales prices of a Share on the date of determination, as reported on the consolidated tape of the New York Stock Exchange (or on such other recognized quotation system on which the trading prices of the Common Stock are quoted at the relevant time) on such date. In the event there are no Common Stock transactions reported on such tape (or such other system) on the date of determination, Fair Market Value shall mean the average of the high and low sales prices of a Share on the immediately preceding date on which Common Stock transactions were so reported.

   "Fees" means the attendance fees and chairperson fees payable to an Eligible Director for his or her services as a director of the Company.

   "Investment Account" means a book entry account established and maintained by the Company on behalf of a Participant to record the Deferred Compensation allocated to the Participant's Investment Account and any additions thereto or subtractions therefrom credited or charged in accordance with Section 4(b) hereof.

   "Participant" means an Eligible Director who has elected in accordance with
Section 4(a) of the Plan to defer receipt of any portion of the Retainer and/or Fees otherwise payable to such Eligible Director. An individual shall cease to be a Participant upon the payment on behalf of such individual of all amounts then standing to the credit of such individual's Accounts under the Plan. "Plan" means the Deferred Compensation and Stock Ownership Plan for Non-Employee Directors of MBIA Inc., as the same may be amended from time to time.

   "Retainer" means the annual retainer payable to an Eligible Director for his or her services as a director of the Company.

   "Share" means a share of Common Stock.

   "Share Account" means a book entry account established and maintained by the Company on behalf of a Participant to record the Deferred Compensation allocated to the Participant's Share Account and any additions thereto or subtractions therefrom credited or charged in accordance with Section 4(b) hereof.

   3.  Administration.

   (a) The Plan shall be administered by the Board. The Board may delegate its powers and functions hereunder to a duly appointed committee of the Board consisting of two or more members, each of whom is a "Non-Employee Director" within the meaning of Rule 16b-3, as promulgated under the Securities Exchange Act of 1934, as amended.

   (b) The Board shall have full authority to interpret the Plan; to establish, amend and rescind rules for carrying out the Plan; to administer the Plan; and to make all other determinations and to take such steps in connection with the Plan, the Accounts and any Exchange Shares granted hereunder as the Board, in its discretion, deems necessary or desirable for administering the Plan.

   (c) The Board may designate the Secretary of the Company, other employees of the Company or competent professional advisors to assist the Board in the administration of the Plan and may grant authority to such person to execute agreements or other documents on its behalf.

   (d) The Board may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. No member or former member of the Board or any committee thereof or any person designated pursuant to subsection
(c) above shall be liable for any action or determination made in good faith with respect to the Plan, any Account or any grant hereunder. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company, each member or former member of the Board or any committee thereof or any person designated pursuant to subsection (c) above shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) or liability (including any sum paid with the approval of the Company in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such person's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification such person may have as a director, officer or employee of the Company or under the Certificate of Incorporation or the By-Laws of the Company. Expenses incurred by the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company.

   4.  Deferral Program.

   (a) Deferral Election.

      (i) Participation. Prior to December 15 of any calendar year, an Eligible Director may elect to defer all or any portion, in 25% increments, of the Retainer payable for the calendar year following the calendar year in which such election is made. Prior to August 31 of any calendar year, an Eligible Director may elect to defer all or any portion, in 25% increments, of the Fees payable in the calendar year following the calendar year in which such election is made. Any person who shall become an Eligible Director during any calendar year may elect, not later than the 30th day following the commencement of his term as an Eligible Director, to defer payment of all or a portion, in 25% increments, of the Retainer and/or Fees payable for the portion of the calendar year following such election.

      (ii) Form and Duration of Deferral Election. A deferral election shall be made by written notice filed with the Secretary of the Company. Such election shall continue in effect (including with respect to the Retainer and/or Fees payable for and/or in, respectively, subsequent calendar years) unless and until the Participant revokes or modifies such election by written notice filed with the Secretary of the Company. Any such revocation or modification of a deferral election with respect to the Retainer shall become effective as of the end of the calendar year in which such notice is given and only with respect to the Retainer payable for services as a director thereafter. Any such revocation or modification of a deferral election with respect to Fees shall become effective as of the September 1 next following the date such notice is given and only with respect to Fees payable for services as a director thereafter. Amounts credited to the Participant's Accounts prior to the effective date of any such revocation or modification of a deferral election shall not be affected by such revocation or modification and shall be distributed only in accordance with the otherwise applicable terms of the Plan.

      (iii) Renewal. An Eligible Director who has revoked an election to participate in the Plan may file a new election in accordance with Section 4(a)(i) above to defer (A) the Retainer payable for services to be rendered in the calendar year following the calendar year in which such new election is filed and/or (B) the Fees payable in the calendar year following the calendar year in which such new election is filed for services to be rendered in calendar quarters commencing after the date such new election is filed.

   (b) Participants' Accounts.

      (i) Establishment of Accounts. The Company shall maintain an Investment Account and a Share Account on behalf of each Participant and shall make additions to and subtractions from such Accounts as provided herein.

      (ii) Investment Account. Deferred Compensation allocated to a Participant's Investment Account pursuant to Section 4(b)(iv) shall be credited to the Investment Account as of the date such Deferred Compensation would have been paid to the Participant. As of the end of each calendar quarter, each Participant's Investment Account shall be credited with (or reduced by) an amount representing the hypothetical return (or loss) that would have been earned had the amount credited to such Account been invested in the manner described in the Participant's deferral election form (which notional investment or investments shall have been pre-approved by the Board for purposes of this Plan) during the portion of such calendar quarter that such amounts were credited to the Participant's Investment Account.

      (iii) Share Account. Deferred Compensation allocated to a Participant's Share Account pursuant to Section 4(b)(iv) shall be deemed to be invested in that number of notional Shares (the "Units") which is equal to the quotient obtained by dividing (i) the dollar amount of such Deferred Compensation by
   (ii) the Fair Market Value of a Share on the date the Deferred Compensation then being allocated to the Share Account would otherwise have been paid to the Participant. Whenever a dividend (other than a dividend payable in the form of Common Stock) is declared with respect to the Common Stock, the number of Units credited to a Participant's Share Account shall be increased by that number of Units which is equal to the quotient obtained by dividing

          (x) an amount equal to the product of (x) the number of Units credited to the Participant's Share Account on the related dividend record date multiplied by (y) the amount of any cash dividend declared by the Company with respect to a Share (or, in the case of any dividend distributable in property other than Common Stock, the per share value of such dividend, as determined by the Company for purposes of income tax reporting) by

          (y) the Fair Market Value of a Share on the related dividend payment date.

   In the case of any dividend declared on the Common Stock which is payable in Common Stock, a Participant's Share Account shall be increased by that number of Units which is equal to the product of

      (x) the number of Units credited to the Participant's Share Account on the related dividend record date multiplied by

      (y) the number of Shares (including any fraction thereof) declared as a dividend with respect to a Share.

      (iv) Investment Elections with Respect to Deferred Compensation.

          (A) General Rules. Each election with respect to the initial allocation of Deferred Compensation to a Participant's Share Account pursuant to subsection (B) below or a change in the manner in which Deferred Compensation is allocated between a Participant's Accounts pursuant to subsection (C) below shall be irrevocable once made; provided, however, that nothing herein shall preclude a Participant from making a subsequent election in accordance with subsection (C) below to change the manner in which Deferred Compensation is allocated between such Participant's Accounts under the Plan.

          (B) Initial Investment Elections. At the time an Eligible Director elects to defer any portion of his or her Retainer or Fees pursuant to
       Section 4(a), such Eligible Director shall elect, by written notice delivered to the Secretary of the Company, the manner in which such Deferred Compensation shall be allocated between such Director's Investment Account and Share Account. Any Deferred Compensation to be credited to either Account shall be rounded to the nearest whole cent, with amounts equal to or greater than $.005 rounded up and amounts below $.005 rounded down. If an Eligible Director fails to notify the Secretary as to how to allocate the Deferred Compensation between the two Accounts, 100% of such Deferred Compensation shall be credited to such Director's Share Account.

          (C) Change of Investment Elections. By written notice to the Secretary of the Company delivered not later than the last day of any calendar quarter, a Participant may elect to change the manner in which Deferred Compensation is to be allocated between such Participant's Investment Account and Share Account; provided, however, that any such election shall become effective six months following delivery of written notice thereof to the Secretary of the Company.

   (c) Distributions from Accounts.

      (i) Form of Distribution Election. At the time an Eligible Director makes a deferral election pursuant to Section 4(a) hereof, such Eligible Director shall also file with the Secretary of the Company a written election (a "Distribution Election") with respect to the timing, form of payment and manner of distribution of (A) the aggregate amount, if any, credited to the Director's Investment Account and (B) the value of any Units credited to the Director's Share Account. A Distribution Election shall specify that a distribution from the Investment Account and/or the Share Account shall be paid in one lump sum payment or in such number of installments as such Eligible Director may designate in accordance with subsection (ii) below.

      Distributions under the Plan shall be made or commence to be made as of the first business day of the calendar month following the calendar month in which the Eligible Director's services as a director of the Company terminate. All amounts credited to the Eligible Director's Investment Account shall be payable in cash and amounts credited to the Eligible Director's Share Account shall be payable in Shares.

      (ii) Installment Payments. In lieu of receiving payment in respect of a Participant's Accounts in one lump sum payment, a Participant may elect in accordance with this Section 4(c) to receive payment of his Accounts in substantially equal annual or monthly installments over a period not exceeding twenty years. In no event may the value of any annual or monthly payment be less than $10,000 or $1,000, respectively.

      (iii) Amendment of Distribution Election. A Participant may at any time, and from time to time, elect by written notice delivered to the Secretary of the Company to change any Distribution Election; provided, however, that no such election shall be effective unless it is received by the Secretary of the Company prior to the calendar year in which the Participant ceases to be a director of the Company.

      (iv) Payment of Plan Distributions. Any distribution hereunder, whether in the form of a lump sum payment or installments, shall commence in accordance with the Distribution Election made by the Participant in accordance with Section 4(c)(i) or (iii), whichever such Election is effective as of the date distributions hereunder commence. If a Participant fails to specify in accordance with Section 4(c)(i) or

   (iii) that a distribution shall be made in a lump sum payment or a number of installments, such distribution shall be made in a lump sum payment. In the case of any distribution being made in annual or monthly installments, each installment after the first installment shall be paid on the first business day of each calendar year or calendar month, as applicable, following the year or month, as applicable, in which such first installment is paid until the entire amount subject to such installment Distribution Election shall have been paid.

      (v) Investment Account Installment Payments. Where a Participant receives the balance of his Investment Account in annual or monthly installments, the amount of each installment distribution shall be equal to the product of (i) the balance credited to such Participant's Investment Account on the date of such distribution and (ii) a fraction, the numerator of which is one (1) and the denominator of which is the total number of installments remaining to be paid at that time.

      (vi) Share Account Installment Payments. Where a Participant receives any portion of the balance of his Share Account in annual or monthly installments, the number of Units subject to each installment distribution shall be equal to the product of (i) the number of Units in such Participant's Share Account on the date of such distribution and (ii) a fraction, the numerator of which is one (1) and the denominator of which is the total number of installments remaining to be paid at that time.

      (vii) Distribution on Death. If a Participant shall die before payment of all amounts credited to the Participant's Accounts has been completed, the unpaid balance then credited to such Participant's Accounts shall be paid to the Participant's designated beneficiaries or estate in accordance with the Distribution Election then in effect; provided, however, that the Board may, in its discretion, elect to pay the entire unpaid balance then credited to such Participant's Accounts to such beneficiaries or estate in a single lump sum payment within 30 days after the Secretary of the Corporation receives notice of the Participant's death. A Participant may designate a beneficiary or beneficiaries (which may be an entity other than a natural person) to receive any payments to be made upon the Participant's death pursuant to this Section 4. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any beneficiary. Any such designation, change or cancellation must be made by written notice filed with the Secretary of the Company. If a Participant designates more than one beneficiary, any payments to such beneficiaries made pursuant to this Section 4 shall be made in equal shares unless the Participant has designated otherwise, in which case the payments shall be made in the shares designated by the Participant. If no beneficiary has been named by a Participant, payment shall be made to the Participant's estate.

   5.  Exchange Share Program.

   (a) Grant. Subject to the provisions of subsection (c) below, each Eligible Director may elect, by written notice to the Secretary of the Company, to receive Exchange Shares pursuant to the formula set forth in subsection (d) below by agreeing to forgo all or any portion of such Eligible Director's Retainer and/or Fees payable in the calendar year following the calendar year in which such election is made.

   (b) Date of Issuance. Exchange Shares shall be issued as of the first day of each calendar quarter with respect to which an Eligible Director has elected to forgo a portion of his or her Retainer or Fees, (i) with respect to the Retainer payable to such Eligible Director, payable for services to be performed during such calendar quarter and (ii) with respect to the Fees payable to such Eligible Director, payable for services rendered in the immediately preceding calendar quarter (the "Date of Issuance"), but based on the amount of such Retainer or Fees, as applicable, in effect at the time of the election described in subsection (c) below. Notwithstanding the foregoing, if the Date of Issuance in any calendar quarter is a date on which the New York Stock Exchange (or such other exchange on which the Common Stock is then traded) is not open for trading, the grant shall be made on the first day thereafter on which the New York Stock Exchange (or such other exchange) is open for trading.

   (c) Method of Election. An Eligible Director who wishes to elect to receive one or more Exchange Shares in accordance with Section 5(a) shall deliver to the Secretary of the Company a written irrevocable election, not later than June 30 of each calendar year with respect to the Retainer and/or Fees payable to such Eligible Director in the next following calendar year, specifying the amount of such Director's Retainer and/or Fees which he or she wishes to forgo. (If the date an election is due is not a business day, such election shall be due on the last business day immediately preceding such otherwise applicable date.) In the event that an Eligible Director elects to forgo less than 100% of his or her Retainer and/or Fees for a relevant year, such Director may provide in his or her election that such foregone amount be applied to the issuance of Exchange Shares pro rata in each calendar quarter or from the full amount of the Retainer and Fees otherwise payable for each quarter until the full amount elected has been so applied. If an Eligible Director fails to specify the timing of the deductions, the amount of such Director's forgone Retainer and/or Fees will be applied to the issuance of Exchange Shares pro rata in each calendar quarter.

   (d) Number of Shares. The number of Exchange Shares to be issued as of each Date of Issuance shall be equal to the number of whole Shares determined by the quotient of (x) and (y) below, where (x) and (y) are:

      (x) the dollar amount of the Retainer and/or Fees being foregone with respect to services to be performed during the applicable quarter in accordance with an election under this Section 5 to receive Exchange Shares; and

      (y) the Fair Market Value of the Exchange Shares on the Date of Issuance.

   If the above quotient produces a fractional Share, the Participant shall receive the cash value of such fractional Share, based on the then Fair Market Value, instead of receiving such fractional Share.

   6.  Shares; Adjustments in Event of Changes in Capitalization.

   (a) Shares Authorized for Issuance. The total number of Shares subject to award under the Plan may not exceed 100,000 Shares, subject to adjustment pursuant to subsection (b) below. The Shares as to which awards are granted hereunder may be either authorized but unissued Shares or issued Shares that have been or may be reacquired by the Company, as determined from time to time by the Board. Any Shares subject to award hereunder which for any reason are cancelled or terminated without the issuance of any Common Stock or the payment of any dividends shall again be available for award under the Plan.

   (b) Adjustments in Certain Events. In the event of any stock dividend or stock split, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to stockholders (other than ordinary cash dividends), exchange of shares, rights offering to purchase Common Stock at a price substantially below fair market value or other similar corporate change, the Board shall make such equitable adjustments in the number of Shares or Units authorized to be granted hereunder, to the class of any award hereunder, or to any outstanding award, as it deems appropriate in order to prevent dilution or enlargement of rights.

   7.  Amendment and Termination.

   The Board may at any time terminate the Plan and may from time to time alter or amend the Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Section 8(d)); provided, that, unless otherwise required by law, the rights of an Eligible Director with respect to amounts, if any, standing to the credit of such Director's Investment or Share Account or with respect to Exchanges Shares granted to such Director prior to such termination, alteration or amendment may not be impaired without the consent of such Director.

   8.  Miscellaneous.

   (a) Unfunded Plan. The Company shall not be obligated to fund its liabilities under the Plan, the separate memorandum Accounts established for each Participant shall not constitute trusts and no person shall have any claim against the Company or its assets in connection with the Plan other than as an unsecured general creditor.

   (b) No Stock Ownership. The crediting of Units to the Share Accounts pursuant to Section 4(b) hereof shall not be deemed to create any interest in any class of equity securities of the Company and no Participant (or beneficiary) shall have any rights of a shareholder with respect to Units credited hereunder unless and until certificates representing the Shares subject to such Units are issued to such Participant (or his or her designated beneficiaries).

   (c) Nonalienation. The right of a Participant to receive a distribution of the value of such Participant's Accounts payable pursuant to the Plan shall not be subject to assignment or alienation and shall not be transferable by the Participant other than by will or under the applicable laws of descent and distribution.

   (d) Regulatory Compliance and Listing. The issuance or delivery of any Shares or other stock may be postponed by the Company for such period as may be required to comply with any applicable requirements under the Federal securities laws, any applicable listing requirements of any national securities exchange and requirements under any other law or regulation applicable to the issuance or delivery of such Shares, and the Company shall not be obligated to issue or deliver any Shares or other stock if the issuance or delivery of such Shares shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange. The Company shall use reasonable efforts to comply with any such requirements.

   (e) Status as a Director. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any director for reelection by the Company's shareholders.

   (f) Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any Shares or other shares of stock or property or the making of any payment hereunder, payment by the Eligible Director of any taxes required by law with respect to the issuance or delivery of such shares or other property or the making of any such payment.

                                                                      Exhibit C

                                   MBIA INC.

               RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

                                  SECTION 1.

                                    PURPOSE
   The Plan is intended to attract, retain and motivate the best qualified directors for the benefit of the Company and its shareholders and to provide such directors with an economic interest in the Company's Common Stock, thereby enhancing a long-term mutuality of interest between such directors and the Company's shareholders.

                                  SECTION 2.

                                  DEFINITIONS

   2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

      (a) "Act" means the Securities Exchange Act of 1934, as amended.

      (b) "Adjustment Event" shall mean any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the Common Stock or recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar event affecting the Common Stock of the Company.

      (c) "Award Agreement" means the agreement, certificate or other instrument evidencing the grant of Restricted Stock under the Plan.

      (d) "Board" means the Board of Directors of the Company.

      (e) "Change in Control" shall mean the occurrence of any of the following events:

          (i) any person (within the meaning of Section 3(a)(9) of the Act), including any group (within the meaning of Rule 13d-5(b) under the Act), but excluding any of the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary, acquires "beneficial ownership" (within the meaning of Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25% or more of the combined Voting Power of the Company's securities;

          (ii) within any 24-month period, the persons who were directors of the Company at the beginning of such period (the "Incumbent Directors") shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this subclause (ii);

          (iii) upon the consummation of a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company which has been approved by the shareholders of the Company (a "Corporate Event"), and immediately following the consummation of which the stockholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the Voting Power of (x) in the case of a merger or consolidation, the surviving or resulting corporation, (y) in the case of a share exchange, the acquiring corporation or (z) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 25% of the consolidated assets of the Company immediately prior to such Corporate Event; or

          (iv) any other event occurs which the Board declares to be a Change of Control.

      (f) "Code" means the Internal Revenue Code of 1986, as amended.

      (g) "Committee" means the Compensation and Organization Committee of the Board (or such other committee of the Board as the Board shall designate), which shall consist of two or more members, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3, as promulgated under the Act, and serving at the pleasure of the Board.

      (h) "Common Stock" means the common stock of the Company, par value $1.00 per share.

      (i) "Company" means MBIA Inc., a Connecticut corporation, and any successor thereto.

      (j) "Director" means any non-employee director of the Company.

      (k) "Disability", with respect to any Restricted Stock award, shall have the meaning assigned thereto in the Award Agreement evidencing such Restricted Stock award, or, if there is no such meaning assigned, shall mean a physical or mental disability or infirmity of a Participant, as defined in the long-term disability plan sponsored by the Company.

      (l) "Fair Market Value" means, as of any date of determination, the closing price of a share of Common Stock on a national securities exchange on the day immediately preceding the date of determination, as reported for such day in the Wall Street Journal, or the last bid price for a share of Common Stock on such immediately preceding day, as reported on a nationally recognized system of price quotation. In the event that there are no Common Stock transactions reported on such exchange or system on such day, Fair Market Value shall mean the closing price or the last bid price, whichever is applicable, on the immediately preceding day on which Common Stock transactions were so reported.

      (m) "Participant" means any Director designated by the Committee to receive Restricted Stock under the Plan.

      (n) "Plan" means the MBIA Inc. Restricted Stock Plan for Non-Employee Directors, as set forth herein and as the same may be amended from time to time.

      (o) "Restriction Period" means the period during which shares of Restricted Stock are subject to forfeiture or restrictions on transfer (if applicable) as described to Section 6 of the Plan and any applicable Award Agreement.

      (p) "Restricted Stock" means Common Stock awarded to a Participant pursuant to the Plan which is subject to forfeiture and restrictions on transferability in accordance with Section 6 of the Plan.

      (q) "Subsidiary" means any corporation or partnership in which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation or of the capital interest or profits interest of such partnership.

      (r) "Voting Power" means such number of the Voting Securities as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors and "Voting Securities" shall mean all securities of a company entitling the holders thereof to vote in an annual election of directors.

   2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                                  SECTION 3.

                         ELIGIBILITY AND PARTICIPATION

   Participants in the Plan shall be those Directors selected by the Committee to participate in the Plan from time to time.

                                  SECTION 4.

                                ADMINISTRATION

   4.1 Power to Grant and Establish Terms of Awards. The Committee shall have the discretionary authority, subject to the terms of the Plan, to determine the Directors to whom Restricted Stock shall be granted and the terms and conditions of such Restricted Stock, including but not limited to the number of shares of Restricted Stock to be granted; the time or times at which Restricted Stock awards will vest; whether any restriction (including any provision as to vesting, payment or transferability) shall be modified or waived, in whole or in part, after the date of grant of the Restricted Stock award; the rights of a Participant (or his beneficiary or permitted transferee) with respect to Restricted Stock following the Participant's termination of service as a Director; whether and to what extent any Restricted Stock award may be transferred by the Participant; and the terms, provisions and conditions to be included in any Restricted Stock Award Agreement.

   In accordance with the terms of the Plan, the terms and conditions of each Restricted Stock award shall be determined by the Committee at the time of grant, and such terms and conditions may be subsequently changed by the Committee, in its discretion, provided that no such change may be effected which would adversely affect a Participant's rights with respect to a Restricted Stock award then outstanding, without the consent of such Participant. The Committee may establish different terms and conditions for different Participants receiving Restricted Stock and for the same Participant for each grant of Restricted Stock such Participant may receive, whether or not granted at different times.

   4.2 Administration. The Committee shall be responsible for the administration of the Plan. Any Restricted Stock granted by the Committee may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine, in its discretion. The Committee, by majority action thereof, has discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to interpret and apply the provisions of the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company or to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and to carry out its provisions and purposes.

   4.3 Discretionary Authority of Committee. All of the powers and authority conferred upon the Committee pursuant to any term of the Plan shall be exercised by the Committee, in its discretion. All determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons and, in the event of any judicial review thereof, shall be overturned only if arbitrary and capricious. The Committee may consult with legal counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

                                  SECTION 5.

                             STOCK SUBJECT TO PLAN

   5.1 Number. Subject to the provisions of Section 5.3, the number of shares of Common Stock available for Restricted Stock awards under the Plan (including shares that become available for grant pursuant to Section 5.2) may not exceed 100,000. The shares to be delivered under the Plan may consist, in whole or in part, of Common Stock held in treasury or authorized but unissued Common Stock, not reserved for any other purpose, or from Common Stock reacquired by the Company.

   5.2 Canceled, Terminated, or Forfeited Awards. Any shares of Restricted Stock which for any reason, expire, or are canceled, terminated or otherwise settled, without the issuance of shares of Common Stock shall again be available for award under the Plan.

   5.3 Adjustment in Capitalization. The aggregate number of shares of Common Stock available for Restricted Stock awards under Section 5.1 or subject to outstanding Restricted Stock awards and the respective vesting criteria applicable to outstanding Restricted Stock awards shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, an Adjustment Event. To the extent deemed equitable and appropriate by the Committee, subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation, dissolution or other similar transaction, any shares of Restricted Stock granted under the Plan shall pertain to the securities and other property to which a holder of the number of shares of Common Stock covered by the Restricted Stock award would have been entitled to receive in connection with such event.

   Any shares of stock (whether Common Stock, shares of stock into which shares of Common Stock are converted or for which shares of Common Stock are exchanged or shares of stock distributed with respect to Common Stock) or cash or other property received with respect to any Restricted Stock award granted under the Plan as a result of any Adjustment Event, any distribution of property or any merger, consolidation, reorganization, liquidation, dissolution or other similar transaction shall, except as provided in Section 6.5 or as otherwise provided by the Committee at or after the date any such award is made, be subject to the same terms and conditions, including vesting and restrictions on transfer, as are applicable to the Restricted Stock award with respect to which such shares, cash or other property is received and any Award Agreement and stock certificate(s) representing or evidencing any shares of stock or other property so received shall so provide and be legended as appropriate.

                                  SECTION 6.

                            RESTRICTED STOCK AWARDS

   6.1 Grant of Restricted Stock. The Committee may grant Restricted Stock to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan, as it shall determine. Unless the Committee provides otherwise at or after the date of grant, stock certificates evidencing any shares of Restricted Stock so granted shall be held in the custody of the Secretary of the Company until the Restriction Period lapses, and, as a condition to the grant of any shares of Restricted Stock, the Participant shall have delivered to the Company a stock power, endorsed in blank, relating to the shares of Common Stock covered by such Restricted Stock award. Each grant of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

   6.2 Payment. Upon the expiration or termination of the Restriction Period and the satisfaction (as determined by the Committee) of any other conditions determined by the Committee, the restrictions applicable to the Restricted Stock shall lapse and the Company shall cancel and direct its stock transfer agent to make (or to cause to be made) an appropriate book entry reflecting the Participant's ownership of such number of shares of Common Stock with respect to which the restrictions have lapsed, free of all such restrictions, other than any imposed by applicable law. Upon request, the Company shall deliver to the Participant a stock certificate registered in such Participant's name and representing the number of shares of Common Stock with respect to which the restrictions have lapsed, free of all such restrictions except any that may be imposed by law. No payment will be required to be made by the Participant upon the delivery of such shares of Common Stock, except as otherwise provided in
Section 8.3 of the Plan. At or after the date of grant, the Committee may accelerate the vesting of any award of Restricted Stock or waive any conditions to the vesting of any such award.

   6.3 Restriction Period; Restrictions on Transferability during Restriction Period. Unless otherwise determined by the Committee at or after the date of grant, the Restriction Period applicable to any award of Restricted Stock shall lapse, and such shares of Restricted Stock shall become freely transferable, on the earlier of (i) the date of the Participant's termination of services as a Director due to death or Disability, (ii) the occurrence of a Change in Control, (iii) the Company's failure to nominate the Participant for re-election as a Director (other than a failure to so nominate for "cause", as determined by a majority of the Board in accordance with the Company's By-Laws), (iv) the failure by the Company's shareholders to elect the Participant as a Director at any shareholders meeting for which the Board had nominated such Participant for election, or (v) the 10th anniversary of the date of grant for such Restricted Stock award, subject in any such case to the Participant's continuous service as Director of the Company through such date. Except as provided in Section 8.1, shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until such time as the Restriction Period applicable thereto shall have lapsed upon the satisfaction of such conditions, including without limitation, the completion of a minimum period of service, the satisfaction of performance goals or the occurrence of such event or events, as shall be determined by the Committee either at or after the time of grant.

   6.4 Termination of Services. Unless the Committee shall otherwise determine at or after the date of grant, if a Participant ceases to be a Director of the Company for any reason other than those specified in Section
6.3 at any time prior to the date when the Restriction Period lapses, all unvested shares of Restricted Stock owned by such Participant shall revert back to the Company upon the Participant's termination of service.

   6.5 Rights as a Stockholder. Unless otherwise determined by the Committee at or after the date of grant, Participants granted shares of Restricted Stock shall be entitled to receive, either currently or at a future date, as specified by the Committee, all dividends and other distributions paid with respect to those shares, provided that if any such dividends or distributions are paid in shares of Common Stock or other property (other than cash), such shares and other property shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the shares of Restricted Stock with respect to which they were paid.

   6.6 Legend. To the extent any stock certificate is issued to a Participant in respect of shares of Restricted Stock awarded under the Plan prior to the expiration of the applicable Restriction Period, such certificate shall be registered in the name of the Participant and shall bear the following (or similar) legend:

       "The shares of stock represented by this certificate are subject to the terms and conditions contained in the MBIA Inc. Restricted Stock Plan for Non-Employee Directors and the Restricted Stock Award Agreement,
       dated as of       , between the Company and the Participant, and may not
       be sold, pledged, transferred, assigned, hypothecated or otherwise encumbered in any manner (except as provided in Section 8.1 of the Plan
       or in such Restricted Stock Award Agreement) until       ."

Upon the lapse of the Restriction Period with respect to any such shares of Restricted Stock, the Company shall, upon the Participant's request, issue or have issued new share certificates without the legend described herein in exchange for those previously issued.

                                  SECTION 7.

               AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

   The Board may at any time terminate or suspend the Plan, and from time to time may amend or modify the Plan, provided, however, that no action of the Board may, without the consent of a Participant, alter or impair such Participant's rights under any previously granted Restricted Stock award.

                                  SECTION 8.

                           MISCELLANEOUS PROVISIONS

   8.1 Nontransferability of Awards. Unless the Committee shall permit an award of Restricted Stock to be transferred to an immediate family member or a trust or partnership established by the Participant for estate planning purposes on such terms and conditions as it may specify, no shares of Restricted Stock granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. If any shares of Restricted Stock are transferred to a trust or partnership as contemplated by the previous sentence, all references herein and in the applicable Award Agreement to the Participant shall be deemed to refer to such permitted transferee, other than any such references with respect to the personal status of the Participant.

   8.2 Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid or Restricted Stock outstanding at the Participant's death shall be paid to the Participant's surviving spouse, if any, or otherwise to or by his estate.

   8.3 Tax Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company promptly upon notification of the amount due, an amount determined by the Company, in its discretion, to be sufficient to satisfy all Federal, state and local withholding tax requirements in respect of any Restricted Stock award and the Company may defer payment of cash or issuance or delivery of Common Stock until such requirements are satisfied.

   8.4 Indemnification. Each person who is or shall have been a member of the Committee or the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, by contract, as a matter of law or otherwise.

   8.5 Requirements of Law. The granting of Restricted Stock and the issuance of shares of Common Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be appropriate or required, as determined by the Committee.

   8.6 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York.

   8.7 Term of Plan. The Plan shall be effective upon its adoption by the Board. The Plan shall expire on the tenth anniversary of the date on which it is adopted by the Board (except as to Restricted Stock awards outstanding on that date), unless sooner terminated pursuant to Section 7.

   8.8 Notices. Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing of notices and delivery of agreements and shares of Common Stock. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address.

   8.9 Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

   8.10 Incapacity. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receiving such benefit shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Company and other parties with respect thereto.

   8.11 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan and shall not be employed in the construction of this Plan.

                                                                      Exhibit D

                                   MBIA Inc.

                             Audit Committee Charter

   The Audit Committee of the Board of Directors of MBIA Inc. shall consist of at least three members, each of whom the Board deems independent as defined under applicable SEC and NYSE rules and qualified to perform the functions of Audit Committee member pursuant to the requirements of the NYSE. In particular, the Chairman of the Audit Committee shall have accounting or related financial management expertise. The Committee shall have and may exercise the powers of the Board of Directors in the oversight of (i) the financial statements issued by the Company, (ii) the Company's compliance with the legal and regulatory requirements applicable to financial reporting, and (iii) the independence of and the performance by both the internal and external auditors. In course of performing its functions, the Audit Committee shall make regular reports to the Board.

   To perform its functions, the Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee may also meet with the Company's investment bankers or financial analysts who follow the Company.

   The Audit Committee shall:

      1. Review the Company's annual financial statements and related reports with management, including major issues regarding accounting and auditing principles and practices as well as adequacy of internal controls that could significantly affect the Company's financial statements.

      2. Review any analysis prepared by management or the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including an analysis of the effect of alternative GAAP methods on the Company's financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

      3. Review with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the Company's financial statements.

      4. Review with management and independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors' reviews of the quarterly financial statements.

      5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

      6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

      7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

      8. Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor.

      9. Approve the fees to be paid to the independent auditor for audit services.

      10. Approve the retention of the independent auditor for any non-audit service and the fee for such service.

      11. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, consider whether the provision of non-audit services is compatible with maintaining the auditor's independence and, if so determined by the Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

      12. Evaluate together with the Board the performance of the independent auditor and whether it is appropriate to adopt a policy of rotating independent auditors on a regular basis. If so determined by the Audit Committee, recommend that the Board replace the independent auditor.

      13. Recommend to the Board guidelines for the Company's hiring of employees of the independent auditor who were engaged on the Company's account.

      14. Discuss with the national office of the independent auditor issues on which it was consulted by the Company's audit teams and matters of audit quality and consistency.

      15. Meet with independent auditor prior to the audit to review the planning and staffing of the audit.

      16. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

      17. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company and the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's code of ethical conduct, including disclosure of insider and affiliate party transactions.

      18. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

      19. Review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company's financial statements or accounting policies.

      20. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

          (a) Any difficulties encountered the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management.

          (b) Any changes required in the planned scope of the internal audit.

          (c) The internal audit department responsibilities, budget and staffing.

      21. Review the reports of the Company's internal auditor and management's response thereto.

      22. Review the Company's financial reporting processes and the appropriateness of the Company's accounting principles, and consider any significant changes proposed to either those processes or principles.

      23. Review the Company's code of ethical conduct and its system of monitoring adherence to that code and advise the Board regarding compliance with applicable laws and regulations and with the Company's code of ethical conduct.

      24. Review the qualifications, activities and organizational structure of the Company's internal audit department and review the appointment and replacement of senior internal auditing executive made by the Company.

      25. Meet at least quarterly separately in executive session with the independent auditors, the chief financial officer and the senior internal auditing executive. In addition, meet separately in executive session with any other officer or employee of the Company or the Company's outside counsel in connection with fulfilling the Committee's responsibilities.

      26. Review with the Company's General Counsel all legal compliance matters and any legal matter that could have a material impact on the Company's financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or government agencies.

      27. Review the adequacy of this Charter at least annually and make any recommended changes to the Board for consideration and approval. 28.Conduct special investigations and engage special legal, accounting or other consultants to help advise the Committee in connection with such investigations. The results of these investigations are to be reported to the full Board.

      29. Prepare the annual report of the Committee required by the rules of the SEC to be included in the Company's proxy statement.

      30. Review the findings of examinations conducted by any regulatory agencies and report the results of such findings to the full Board.

      31. Perform such other duties as may be delegated to the Committee by the Board or as may be consistent with this Charter or the Company's by-laws.

   While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's code of ethical conduct.

Effective March 21, 2002

                                    MBIA INC.

              ANNUAL MEETING OF SHAREHOLDERS--THURSDAY, MAY 9, 2002
                      THE PROXY IS SOLICITED ON BEHALF OF
                       THE BOARD OF DIRECTORS OF MBIA INC.

The undersigned hereby appoints James A. Lebenthal and Freda S. Johnson and each of them, the proxies and agents of the undersigned, each with power of substitution, to vote all shares of Common Stock of MBIA INC. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at MBIA INC., 113 King Street, Armonk, New York, on Thursday, May 9, 2002, at 10:00 A.M., New York time, and at any adjournment thereof, with all the powers which the undersigned would possess if personally present, hereby revoking any prior proxy to vote at such meeting and hereby ratifying and confirming all that said proxies and agents or their substitutes or any of them may lawfully do by virtue hereof, upon the following matters, as described in the MBIA INC. Proxy Statement, receipt of which is hereby acknowledged, and in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

                  (Continued and to be signed on reverse side)


--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\





                                    MBIA INC.


                         ANNUAL MEETING OF SHAREHOLDERS
                              THURSDAY, MAY 9, 2002
                                   10:00 A.M.

                             Corporate Headquarters
                                    MBIA INC.
                                 113 King Street
                             Armonk, New York 10504

IF YOU PROPERLY EXECUTE THIS PROXY, IT WILL BE              Please mark     [X]
VOTED IN THE MANNER YOU DIRECT. IF YOU DO NOT               your votes as
DIRECT HOW THIS PROXY SHOULD BE VOTED, IT WILL BE           indicated in
VOTED FOR THE ELECTION OF THE NOMINEES LISTED               this example
BELOW AND FOR PROPOSALS 2, 3, 4 AND 5 BELOW.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5

                                                                    WITHHOLD
                                                  FOR ALL        AUTHORITY FOR
                                                  NOMINEES        ALL NOMINEES
1.  Election of Directors, Nominees: 01
    Joseph W. Brown, David C. Clapp, 03 Gary         [_]              [_]
    C. Dunton, 04 Claire L. Gaudiani, 05
    William H. Gray, III, 06 Freda S.
    Johnson, 07 Daniel P. Kearney, 08 James
    A. Lebenthal, and 09 John A. Rolls.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.)


 -------------------------------------------------------------------------------

                     PLEASE RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.



                                                 FOR       AGAINST      ABSTAIN
2.  Approval of the Company's Annual
    and Long-Term Incentive Plan.                [_]         [_]          [_]


3.  Approval of the Amended and                  FOR       AGAINST      ABSTAIN
    Restated Deferred Compensation and
    Stock Ownership Plan for                     [_]         [_]          [_]
    Non-Employee Directors.


4.  Approval of the Restricted Stock             FOR       AGAINST      ABSTAIN
    Plan for Non-Employee Directors.
                                                 [_]         [_]          [_]


5. Approval of Appointment of                    FOR       AGAINST      ABSTAIN
   PricewaterhouseCoopers LLP as
   independent auditors.                         [_]         [_]          [_]


Signature________________________Signature________________________Date__________

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\


            Instructions for Voting by Internet or Telephone or Mail

                          24 Hours a Day, 7 Days a Week

       Internet and telephone voting is available through 4PM Eastern Time on May 8, 2002, the business day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

       Internet                   Telephone                        Mail

http://www.eproxy.com/mbi      1-800-435-6710

Use the Internet to           Use any touch-tone             Mark, sign and date
vote your proxy.              telephone to vote your         your proxy card and
Have your proxy card          proxy. Have your proxy         return it in the
in hand when you        OR    card in hand when you     OR   enclosed
access the web site.          call. You will be              postage-paid
You will be prompted          prompted to enter your         envelope.
to enter your                 control number, located
control number,               in the box below, and
located in the box            then follow the
below, to create and          directions given.
submit an electronic
ballot.

               If you vote your proxy by Internet or by telephone,
                  you do NOT need to mail back your proxy card.



You can view the Annual Report and Proxy Statement on the internet at: http://www.mbia.com/investor